Exhibit 2.1
PURCHASE AND SALE CONTRACT
BETWEEN
iSTAR NET LEASE I LLC,
a Delaware limited liability company

AS SELLER

AND
UNIVERSAL TECHNICAL INSTITUTE VENTURES, LLC,
a Delaware limited liability company
AS PURCHASER

PURCHASE AND SALE CONTRACT
THIS PURCHASE AND SALE CONTRACT (this “Contract”) is entered into as of February 4, 2022 (the “Effective Date”), by and between iStar Net Lease I LLC, a Delaware limited liability company (“Seller”), and Universal Technical Institute Ventures LLC, a Delaware limited liability company (“Purchaser”).
NOW, THEREFORE, in consideration of mutual covenants set forth herein, Seller and Purchaser hereby agree as follows:
RECITALS
A.Seller holds all of the outstanding Class A Common Shares (the “Common REIT Interests”) in 2611 CWD Net Lease I REIT, a Maryland statutory trust (the “REIT”).
B.The REIT currently has outstanding one hundred twenty-five (125) Preferred Membership Units (the “Preferred REIT Interests”), which are held by certain Preferred Members (each, a “Preferred REIT Interest Holder” and collectively, the “Preferred REIT Interest Holders”).
C.The REIT is the legal owner and holder of 100% of the membership interests (the “Mezzanine Company Interests”) in SFI CWD Venture Manager LLC, a Delaware limited liability company (the “Mezzanine Company”; together with REIT, the “Upper Tier Entities”).
D.The Mezzanine Company is the legal owner and holder of 72.028% of the membership interests (the “Property Owner Interests”; together with the Transferred REIT Interests (UTI) (as defined below) and the Mezzanine Company Interests, collectively, the “Interests”) in 2611 Corporate West Drive Venture LLC, a Delaware limited liability company (the “Property Owner”; together with the REIT and the Mezzanine Company, the “Targets” and each, a “Target”).
E.Purchaser, is the legal owner and holder of 27.972% of the Property Owner Interests in Property Owner.
F.The Property Owner owns the real estate listed on the transaction information schedule attached hereto as Schedule A (the “Transaction Information Schedule”) and as more particularly described in Exhibit A attached hereto and made a part hereof, and the improvements thereon.
G.U.T.I. of Illinois, Inc., an Illinois corporation (“Tenant”), and an affiliate of Purchaser, is the “Tenant” under the lease for the Land and Improvements described on Schedule B attached hereto (the “Lease”).
H.Purchaser desires to purchase, and Seller desires to sell, Forty-Seven and One-Half percent (47.5%) of the Common REIT Interests (the “Transferred REIT Interests (UTI)”), on the terms and conditions set forth below.
I.iStar Net Lease I Member LLC, a Delaware limited liability company (“iStar Buyer”), and an affiliate of Seller, desires to purchase, and Seller desires to sell, the remaining Fifty-Two and One-Half percent (52.5%) of the Common REIT Interests (the “Transferred REIT Interests (iStar)”), on the terms and conditions set forth in that certain Purchase and Sale

Contract dated as of the Effective Date, by and between Seller and iStar Buyer (the “iStar Contract”).
Article I
DEFINED TERMS
Unless otherwise defined herein, any term with its initial letter capitalized in this Contract shall have the meaning set forth below:
“ADA” shall have the meaning set forth in Section 13.20.
“Applicable Survival Period” shall have the meaning set forth in Section 6.3.
“Broker” shall have the meaning set forth in Section 9.1.
“Business Day” means any day other than a Saturday or Sunday or Federal holiday or legal holiday in the State of Illinois. Unless the references in this Contract to any specific time period expressly uses the capitalized term “Business Days”, the number of days for such time period shall be based on calendar days.
“CERCLA” shall have the meaning set forth in Section 6.2.
“Claims” shall have the meaning set forth in Section 6.2.
“Closing” means the consummation of the purchase and sale and related transactions contemplated by this Contract in accordance with the terms and conditions of this Contract.
“Closing Date” means February 8, 2022, or such earlier or later date as Purchaser and Seller may mutually agree in writing.
“Closing Documents” means the documents required to be delivered pursuant to Section 5.2.
“Closing Statement Items” shall have the meaning set forth in Section 5.4.1.
“Code” shall have the meaning set forth in Section 2.3.6.
“Common REIT Interests” shall have the meaning set forth in the Recitals.
“Common REIT Interests Assignment” shall have the meaning set forth in Section 5.2.1.
“Contest” shall have the meaning set forth in Section 7.6.3.4.
“Contract” shall have the meaning set forth in the introductory paragraph.
“Declarations and REAs” means any and all declarations, reciprocal easement agreements or other similar cross-easements, use agreements, covenants or similar agreements governing the use, maintenance or operation of any part of the Property.
“Effective Date” shall have the meaning set forth in the introductory paragraph.

“Entity Exceptions” means the Property Owner LLC Agreement, the Mezzanine Company LLC Agreement, the REIT Declaration of Trust, the REIT Servicing Agreement, the Preferred REIT Interest and the rights of the Preferred REIT Interest Holders thereunder, the Transferred REIT Interests (iStar) and the rights of Seller thereunder (subject to the iStar Contract), the iStar Service Agreement, the Property Owner Certificate, the Mezzanine Company Certificate, the REIT Certificate, and corporate franchise Taxes not yet delinquent.
“ERISA” shall have the meaning set forth in Section 6.5.10.
“Escrow Agent” means Chicago Title Insurance Company, 711 Third Avenue, Suite 800, New York, NY 10017, Attention: John Caruso, Telephone: (212) 800-1221, Email Address: john.caruso@ctt.com.
“Excluded Property” means the Transferred REIT Interests (iStar) and the interest of the Upper Tier Entities in and to (a) 72.028% of all collected and uncollected rent and income attributable to periods prior to the Closing Date in accordance with the terms of the Property Owner LLC Agreement, and any and all other cash or other funds of the Property Owner on hand as of immediately prior to the Closing Date, (b) Seller’s proprietary books and records, (c) the Seller Accounts, (d) any right, title or interest in and to the Seller Marks, each of which shall be excluded from the terms of this Contract, and (e) all rights of “Investor” pursuant to Section 9.5 and Section 9.7 of the Property Owner LLC Agreement to the extent relating to the 2021 and 2022 tax years, together with all rights to indemnification related thereto pursuant to Section 4.6(a) of the Property Owner LLC Agreement.
“Existing Loan Agreement” means that certain Loan Agreement between the Property Owner and Existing Mortgage Lender dated as of October 13, 2017.
“Existing Mortgage Financing” means that certain mortgage financing encumbering the Property by the Property Owner in favor of the Existing Mortgage Lender, evidenced, by among other things, (i) the Existing Loan Agreement, (ii) that certain Secured Promissory Note by the Property Owner in favor of Existing Mortgage Lender dated October 13, 2017 in the original principal amount of $24,000,000.00, and (iii) that certain Mortgage, Assignment of Rents and Lease, Security Agreement and Fixture Filing, dated October 13, 2017 and recorded October 13, 2017 as Instrument No. R2017-106149 with the County Recorder of DuPage County, Illinois.
“Existing Mortgage Lender” means Western Alliance Bank, an Arizona corporation.
“Fixtures and Tangible Personal Property” means the interest of the Property Owner in and to all fixtures, furniture, furnishings, fittings, equipment, machinery, apparatus, appliances and other articles of tangible personal property owned by the Property Owner and located on the Land or in the Improvements as of the Effective Date and used or usable in connection with the occupation or operation of all or any part of the Property, but only to the extent transferable. The term “Fixtures and Tangible Personal Property” does not include (a) the Excluded Property, or (b) property owned or leased by any Tenant or guest, employee or other person furnishing goods or services to the Property.
“Fundamental Representations” shall have the meaning set forth in Section 6.1.
“Fundamental Representations Survival Period” shall have the meaning set forth in Section 6.3.
“General Representations Survival Period” shall have the meaning set forth in Section 6.3.

“Good Funds” shall have the meaning set forth in Section 2.2.1.
“Improvements” means the fee interest of the Property Owner in and to all buildings and improvements located on the Land, taken “as is.”
“Individual” shall have the meaning set forth in Section 7.7.
“Interests” shall have the meaning set forth in the Recitals.
“IRS” means the Internal Revenue Service.
“iStar Buyer” shall have the meaning set forth in the Recitals.
“iStar Contract” shall have the meaning set forth in the Recitals.
“iStar Service Agreement” means that certain Service Agreement between the REIT and iStar Net Lease Manager I LLC, a Delaware limited liability company, dated as of July 28, 2014.
“Land” means all of those certain tracts of land described on Exhibit A, and all rights, privileges and appurtenances pertaining thereto.
“Lease” has the meaning set forth in the Recitals.
“Losses” means any liability, Claim, cost, loss, judgment, damage or expense (including reasonable attorneys’ fees and expenses).
“Mezzanine Company” shall have the meaning set forth in the Recitals.
“Mezzanine Company Certificate” means the Mezzanine Company’s Certificate of Formation, dated filed August 2, 2012 with the Delaware Secretary of State.
“Mezzanine Company Interests” shall have the meaning set forth in the Recitals.
“Mezzanine Company LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of Mezzanine Company, dated as of August 3, 2021.
“Miscellaneous Property Assets” means the interest (if any) of the Property Owner in and to all contract rights, leases, concessions, warranties, plans, drawings and other items of intangible personal property relating to the ownership or operation of the Property, excluding, however, (a) the Excluded Property, (b) Property Contracts, (c) Lease, and (d) Permits. The term “Miscellaneous Property Assets” also shall include: (x) all of the Property Owner’s rights, if any, in and to the name of the Property identified on the Transaction Information Schedule as it relates solely to use in connection with the Property (and not with respect to any other property owned or managed by Seller or its affiliates); and (y) all of the Property Owner’s rights, if any, in and to any website for the Property as it relates solely to use in connection with the Property (and not with respect to any other property owned or managed by Seller or its affiliates).
“Must Cure Item” means any monetary or judgment liens against any Upper Tier Entity.
“Permits” means the interest (if any) of the Property Owner in and to all licenses and permits granted to Seller, either Upper Tier Entity or Property Owner by any governmental authority having jurisdiction over the Property and required in order to own and operate the Property, excluding, however, those Permits which, under applicable law, are nontransferable.

“Permitted Exceptions” shall have the meaning set forth in Section 4.4.
“Pre-Closing Tax Period” shall have the meaning set forth in Section 6.5.10.
“Preferred REIT Interest Holder” shall have the meaning set forth in the Recitals.
“Preferred REIT Interests” shall have the meaning set forth in the Recitals.
“Prohibited Person” means any of the following: (a) a person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, Executive Order No. 13224 on Terrorist Financing (effective September 24, 2001) (the “Executive Order”); (b) a person or entity owned or controlled by, or acting for or on behalf of any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order; (c) a person or entity that is named as a “specially designated national” or “blocked person” on the most current list published by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) at its official website, http://www.treas.gov/offices/enforcement/ofac; (d) a person or entity that is otherwise the target of any economic sanctions program currently administered by OFAC; or (e) a person or entity that is affiliated with any person or entity identified in clause (a), (b), (c) and/or (d) above.
“Property” means with respect to the real property identified on the Transaction Information Schedule: (a) the Land and Improvements and all rights of the Property Owner, if any, in and to all of the easements, rights, privileges, and appurtenances belonging or in any way appertaining to such Land and Improvements, (b) the Property Contracts, Leases, Permits and the Fixtures and Tangible Personal Property and (c) the Miscellaneous Property Assets owned by the Property Owner which are located on the Property and used in its operation. Notwithstanding anything contained herein to the contrary, in no event shall the Property include the Seller Accounts or the Excluded Property.
“Property Contracts” means the contracts and agreements listed on the Property Contracts List.
“Property Contracts List” means the property contract list attached hereto as Schedule 6.1.4.
“Property Owner” shall have the meaning set forth in the Recitals.
“Property Owner Certificate” means the Property Owner’s Certificate of Formation, dated filed August 2, 2012 with the Delaware Secretary of State.
“Property Owner Interests” shall have the meaning set forth in the Recitals.
“Property Owner LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of Property Owner, dated as of August 22, 2012.
“Property Owner LLC Agreement Amendment” shall have the meaning set forth in Section 5.2.2.
“Proration Schedule” shall have the meaning set forth in Section 5.4.1.
“Purchase Price” shall have the meaning set forth in Section 2.2.
“Purchaser” shall have the meaning set forth in the introductory paragraph.

“Real Estate Investment Trust” shall have the meaning set forth in Section 6.1.13.2.
“REIT” shall have the meaning set forth in the Recitals.
“REIT Certificate” means the REIT’s Certificate of Trust, filed May 30, 2014 with the State of Maryland Department of Assessments and Taxation.
“REIT Declaration of Trust” means the Agreement and Declaration of Trust of the REIT, dated as of July 28, 2014, as amended by that certain Amendment No. 1 to Agreement and Declaration of Trust of the REIT.
“REIT Servicing Agreement” means that certain Servicing Agreement entered into by the REIT with A5 REIT Services LLC, dated as of September 14, 2014, related to the servicing of the Preferred REIT Interests.
“Returns” means all reports, estimates, declarations of estimated Tax, information statements and returns relating to, or required to be filed in connection with, any Taxes, including information returns or reports with respect to backup withholding and other payments to third parties.
“Seller” shall have the meaning set forth in the introductory paragraph.
“Seller Accounts” shall have the meaning set forth in Section 5.4.11
“Seller Designated Representative” shall have the meaning set forth in Section 6.4.
“Seller Marks” means all proprietary materials, software, proprietary systems, trade secrets, proprietary information and lists, and other intellectual property owned or used by Seller, the Upper Tier Entities, or an affiliate of Seller in the marketing, operation or use of the Property (or in the marketing, operation or use of any other properties owned by Seller or an affiliate of Seller).
“Seller’s Indemnified Parties” means Seller and the Targets and each of their respective officers, directors, agents, managers, partners, members, shareholders, beneficiaries, asset managers, employees, representatives and affiliates, representatives, successors and assigns.
“Seller’s Possession” means in the physical possession of any officer or employee of Seller or either Upper Tier Entity who has primary responsibility for the operation of the Property; provided, however, that any reference in this Contract to Seller’s Possession of any documents or materials expressly excludes the possession of any such documents or materials that (i) are legally privileged or constitute attorney work product, (ii) are subject to a confidentiality agreement or to applicable law prohibiting their disclosure by Seller, or (iii) constitute confidential internal assessments, reports, studies, memoranda, notes or other correspondence prepared by or on behalf of any officer or employee of Seller or any of their affiliates.
“Seller’s Property-Related Files and Records” shall have the meaning set forth in Section 5.4.10.
“Seller’s Representations” shall have the meaning set forth in Section 6.1.
“Shared Accounts” shall have the meaning set forth in Section 5.4.11

“Surviving Provisions” shall have the meaning set forth in Section 13.28.
“Target” shall have the meaning set forth in the Recitals.
“Tax Representations” shall have the meaning set forth in Section 6.1.
“Tax Representations Survival Period” shall have the meaning set forth in Section 6.3.
“Tax” and “Taxes” means all taxes, however denominated, including any interest, penalties or other additions to tax that may become payable in respect thereof, imposed by any federal, territorial, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes (including, but not limited to, federal income taxes and state income taxes), payroll and employee withholding taxes, unemployment insurance, social security taxes, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, real and personal property taxes, stamp taxes, environmental taxes, transfer taxes, and other governmental charges, and other obligations of the same or of a similar nature to any of the foregoing, in each case which the REIT is required to pay, withhold or collect.
“Tenant” shall have the meaning set forth in the Recitals.
“Tenant Deposits” means all security deposits, prepaid rentals, cleaning fees and other refundable deposits and fees collected from Tenant, plus any interest accrued thereon, paid by Tenant to the Property Owner pursuant to the Lease. Tenant Deposits shall not include any non-refundable fees paid by Tenant to the Property Owner, either pursuant to the Lease or otherwise.
“Title Insurer” means Chicago Title Insurance Company, 711 Third Avenue, Suite 800, New York, NY 10017, Attention: John Caruso, Telephone: (212) 800-1221, Email Address: john.caruso@ctt.com.
“Transaction Information Schedule” shall have the meaning set forth in the Recitals.
“Transferred REIT Interests (iStar)” shall have the meaning set forth in the Recitals.
“Transferred REIT Interests (UTI)” shall have the meaning set forth in the Recitals.
“Upper Tier Entities” shall have the meaning set forth in the Recitals.
“Waiver Parties” shall have the meaning set forth in Section 6.2.
Article II
PURCHASE AND SALE & PURCHASE PRICE
2.1Purchase and Sale. Seller agrees to sell and convey to Purchaser the Transferred REIT Interests (UTI), and Purchaser agrees to purchase such Transferred REIT Interests (UTI) from Seller, all in accordance with the terms and conditions set forth in this Contract.
2.2Purchase Price. The purchase price for the Transferred REIT Interests (UTI) is the amount set forth in the Transaction Information Schedule under the heading “Purchase Price” (the “Purchase Price”), which Purchase Price shall be adjusted at Closing for the prorations pursuant to Section 5.4 and as otherwise expressly provided in this Contract, and shall be payable by Purchaser as follows:

2.2.1[Omitted].
2.2.2[Omitted].
2.2.3The Purchase Price for the Transferred REIT Interests (UTI) shall be paid to and received by Escrow Agent by wire transfer of immediately available funds on the Closing Date.
2.3Escrow Provisions.
2.3.1[Omitted].
2.3.2The Tax identification numbers of the parties shall be furnished to Escrow Agent upon request.
2.3.3[Omitted].
2.3.4The parties acknowledge that Escrow Agent is acting solely as a stakeholder at their request and for their convenience, and that Escrow Agent shall not be deemed to be the agent of any of the parties and shall not be liable for any act or omission on its part unless taken or suffered in bad faith in willful disregard of this Contract or involving gross negligence or fraud. Seller and Purchaser severally (on a 50/50 basis as between Seller on the one hand and Purchaser on the other) shall indemnify and hold Escrow Agent harmless from and against all costs, Claims and expenses, including reasonable attorneys’ fees, incurred in connection with the performance of Escrow Agent’s duties hereunder, except with respect to actions or omissions taken or suffered by Escrow Agent in bad faith, in willful disregard of this Contract or involving negligence, willful misconduct or fraud on the part of the Escrow Agent.
2.3.5The parties shall deliver to Escrow Agent an executed copy of this Contract. Escrow Agent shall execute the signature page for Escrow Agent attached hereto which shall confirm Escrow Agent’s agreement to comply with the terms of any Seller’s closing instruction letter delivered at Closing and the provisions of this Section 2.3; provided, however, that (a) Escrow Agent’s signature hereon shall not be a prerequisite to the binding nature of this Contract on Purchaser and Seller, and the same shall only become fully effective upon execution and delivery by Purchaser and Seller, and (b) the signature of Escrow Agent will not be necessary to amend any provision of this Contract other than this Section 2.3 and then only to the extent affecting Escrow Agent.
2.3.6Escrow Agent acknowledges that it is the “real estate reporting person” within the meaning of Section 6045(e)(2)(A) of the Internal Revenue Code of 1986, as amended (the “Code”), to the extent applicable for this transaction. Escrow Agent shall file a Form 1099-S with the Internal Revenue Service if required by Section 6045.
2.3.7The provisions of this Section 2.3 shall survive any termination of this Contract, and, if not so terminated, the Closing.
2.4Tax Treatment. Seller and Purchaser shall treat the sale of the Transferred REIT Interests (UTI) as the sale of equity interests in a real estate investment trust for all Tax purposes and shall report the sale consistently for all Tax purposes.
2.5Excluded Property. For the avoidance of doubt, and notwithstanding anything in this Contract to the contrary, the Excluded Property shall not be subject to the terms and provisions of this Contract or included in the transactions contemplated herein.

Article III
PURCHASER’S DILIGENCE; PROPERTY CONTRACTS
3.1Diligence Waiver. Seller and Purchaser hereby acknowledge that Tenant, an affiliate of Purchaser, is currently the sole Tenant at the Property, and that Purchaser owns 27.972% of the Property Owner Interests. As such, Purchaser shall not be afforded any diligence period with respect to evaluating the Property and its purchase of the Transferred REIT Interests (UTI).
3.2Property Contracts. Through the Closing, any Property Contracts to which Property Owner is a party shall be managed in accordance with the Property Owner LLC Agreement. The REIT Servicing Agreement may not be terminated and shall continue to be binding on the REIT from and after the Closing until terminated or amended by the REIT.
Article IV
TITLE
4.1Title Documents. As Purchaser is a member of the Property Owner, Purchaser is in possession of the Property Owner’s 2006 ALTA Owner’s Policy of Title Insurance with respect to the Property (the “Existing Title Policy”). Seller has previously delivered to Purchaser an updated title commitment for the Property from the Title Insurer (the “Title Commitment”), together with copies of all instruments identified as exceptions therein (together with the Title Commitment, referred to herein as the “Title Documents”). Payment of all costs relating to procurement of the Title Commitment and any new owner’s policy of title insurance (“New Title Policy”) (and any requested endorsements) which Purchaser elects to obtain shall be allocated between Property Owner, as seller, and Purchaser in accordance with local custom in the location of the Property.
4.2Survey. As Purchaser is a member of the Property Owner, Purchaser is in possession of that certain ALTA/NSPS Land Title Survey prepared by V3 Companies, dated April 11, 2014 as Project No. 1135.UTI (the “Existing Survey”). Purchaser, at its sole cost and expense, shall satisfy itself with respect to any and all survey matters prior to Closing. Purchaser shall be permitted to obtain an update to the Existing Survey or a new survey at its sole cost and expense (a “New Survey”), provided that, for the avoidance of doubt, the receipt of any New Survey shall not be a condition precedent to Purchaser’s obligations under this Contract.
4.3Cure. As of the Effective Date, Purchaser has had the opportunity to review the Title Documents, the Existing Survey, and any New Survey. Except as set forth below in this Section 4.3, Purchaser shall have no right to object to the matters contained in the Title Documents, Existing Survey, or any New Survey (or if Purchaser does not elect to obtain a New Survey or an update of the Existing Survey, all matters which would be shown in a current survey of the Property). Except for the Must Cure Items which Seller shall cure on or before the Closing to the reasonable satisfaction of Purchaser, Seller has not agreed to cure any matter in the Title Documents, the Existing Survey, or, if applicable, the New Survey that Purchaser has objected to prior to the Effective Date, and all matters in the Title Documents, the Existing Survey, or any New Survey (or if Purchaser does not elect to obtain a New Survey or an update of the Existing Survey, all matters which would be shown in a current survey of the Property), other than the Must Cure Items, shall be deemed a Permitted Exception. Seller shall be entitled to reasonable adjournments of the Closing Date to cure any Must Cure Items, not to exceed thirty (30) days.

4.4Permitted Exceptions. All of the following shall be deemed “Permitted Exceptions” for all purposes of this Contract, and the Interests and the Property may be subject (on the Effective Date, at Closing and/or at any other time) to any one or more of the following:
4.4.1With respect to the Property, all matters (i) shown in the Existing Title Policy, the Title Documents, the Existing Survey and any New Survey, (ii) shown in the public land records of the county where the Property is located, (iii) which would be shown in a current survey of the Property or (iv) which would be disclosed by a physical inspection of the Property, in each case other than any Must Cure Items;
4.4.2The Lease and Property Contracts and all written matters delivered to Purchaser reflecting the existence or terms of the Lease or Property Contracts, including non-disturbance agreements, notices (or short forms) of Lease or Property Contracts and financing statements pertaining to any Tenant’s property;
4.4.3Applicable zoning, governmental, subdivision, building and other land use laws, regulations and ordinances;
4.4.4Any lien created, permitted or suffered by any Tenant;
4.4.5The lien of real estate Taxes and assessments;
4.4.6Any installation, service, connection, usage or maintenance charge for sewer, water, electricity, telephone, cable or internet service, and any charges due and payable following the Closing Date under any Declarations and REAs which burden or benefit the Property, in each case subject to adjustment or proration as provided in this Contract;
4.4.7The lien of the Existing Mortgage Financing, unless Purchaser pays off the Existing Mortgage Financing in full at Closing through the Title Insurer;
4.4.8Except for any Must Cure Items, all matters affecting title to the Property of which Purchaser or its affiliates (including, without limitation, Tenant) has actual knowledge as of the Effective Date;
4.4.9Any defects in or objections to title to the Property, or title exceptions or encumbrances, arising by, through or under Purchaser or its consultants or agents;
4.4.10with respect to the Interests, the Entity Exceptions; and
4.4.11with respect to the Transferred REIT Interests (iStar), the iStar Contract.
4.5Must Cure Items. Notwithstanding anything in this Article IV to the contrary, Seller shall cure the Must Cure Items at or prior to Closing, and if Seller is diligently pursuing such cure, Seller shall be entitled to an adjournment of the Closing to cure such Must Cure Items, not to exceed thirty (30) days. Purchaser and Seller acknowledge and agree that Seller shall have the right at Closing to apply any portion of Seller’s proceeds for the sale to the cure of any Must Cure Item.
Article V
CLOSING
5.1Closing Date. The Closing shall occur on the Closing Date by means of a so called “New York style” escrow through Escrow Agent, whereby Seller, Purchaser and their attorneys need not be physically present at the Closing and may deliver documents by overnight air courier or other means. Seller and Purchaser agree that delivery of PDF signatures of executed Closing Documents delivered via email to Purchaser, Seller and/or Escrow Agent (and counsel to Purchaser and Seller), as applicable, will be deemed duly delivered in accordance with the terms of this Contract.
5.2Seller Closing Deliveries. No later than one (1) Business Day prior to the Closing Date (other than the signature page to the closing statement, which is to be delivered on the Closing Date), Seller shall deliver to Escrow Agent, each of the following items, as applicable:
5.2.1An assignment of the Transferred REIT Interests (UTI) (the “Common REIT Interests Assignment”) in the form attached as Exhibit B from Seller to Purchaser, subject to the Entity Exceptions.
5.2.2An amendment to the Property Owner LLC Agreement (“Property Owner LLC Agreement Amendment”), which Seller shall cause to be executed by Mezzanine Company, in the form attached hereto as Exhibit E.
5.2.3[Omitted]
5.2.4Seller’s signature to the closing statement prepared by the Escrow Agent.
5.2.5Resolutions, certificates of good standing, and such other organizational documents as Title Insurer shall reasonably require evidencing Seller’s authority to consummate this transaction.
5.2.6Such disclosures and reports as are required by applicable federal, state and local laws in connection with the conveyance of the Transferred REIT Interests (UTI).
5.2.7An opinion of Katten Muchin Rosenman LLP, outside counsel for the Targets, dated the Closing Date with respect to the REIT’s qualification as a real estate investment trust within the meaning of Section 856 of the Code, with the form of the opinion and accompanying certificate attached hereto as Exhibit C.
5.2.8Any additional documents that Escrow Agent may reasonably require from Seller for the proper consummation of the transactions contemplated by this Contract.
5.2.9(a) If and to the extent required by the Title Insurer in order to close the transaction, a properly completed and duly executed IRS Form W-9 from Seller certifying as to Seller’s status as a U.S. person within the meaning of Section 7701(a)(30) of the Code, and (b) certificates of Seller respecting the “non-foreign” status of Seller in the form set forth in Exhibit D attached hereto and incorporated herein.
5.2.10Such other instruments as are customarily executed in the jurisdiction where the Property is located to effectuate the consummation of the transactions contemplated by this Contract or as may otherwise be reasonably requested by Purchaser.
5.3Purchaser Closing Deliveries. No later than one (1) Business Day prior to the Closing Date (other than the balance of the Purchase Price and the signature page to the closing statement, each of which is to be delivered on the Closing Date), Purchaser shall deliver to the Escrow Agent (for disbursement to the Seller upon the Closing), each of the following items:

5.3.1The full Purchase Price, plus or minus if then calculated, the adjustments or prorations required by this Contract.
5.3.2Any declaration, filing or other statement which may be required to be submitted to the local assessor or any applicable governmental authority, evidencing the change in ownership of the Property Owner.
5.3.3Purchaser’s signature to the closing statement prepared by the Escrow Agent.
5.3.4A countersigned counterpart of the Common REIT Interests Assignment.
5.3.5A countersigned counterpart of the Property Owner LLC Agreement Amendment.
5.3.6Resolutions, certificates of good standing, and such other organizational documents of Purchaser as Title Insurer shall reasonably require evidencing Purchaser’s authority to consummate this transaction.
5.3.7Such disclosures and reports as are required by applicable federal, state and local laws in connection with the conveyance of the Transferred REIT Interests (UTI), including, without limitation, any transfer Tax declarations which are required to be completed.
5.3.8Any additional documents that Escrow Agent may reasonably require from Purchaser for the proper consummation of the transactions contemplated by this Contract.
5.3.9Such other instruments as are customarily executed in the jurisdiction where the Property is located to effectuate the consummation of the transaction.
5.4Closing Prorations and Adjustments.
5.4.1General. Except as otherwise expressly set forth in this Section 5.4, all normal and customarily proratable items in similar transactions primarily relating to real property, including, without limitation, collected rents and other fees, with respect to the Targets (proratable items with respect to the Property Owner to be further allocated in accordance with Property Owner as seller and Purchaser as purchaser) and the Property shall be prorated as of 11:59 p.m. on the day prior to the Closing Date, the full Closing Date belonging to Purchaser, and Property Owner being charged or credited, as the case may be, for all of the same attributable to the period up to the Closing Date (and credited for any amounts paid by Seller directly (or through the applicable Target) and attributable to the period on or after the Closing Date, if assumed by Purchaser (including through its acquisition of the Targets)) and Property Owner being responsible for, and credited or charged, as the case may be, for all of the same paid by Purchaser directly (or through the Targets) and attributable to the period on and after the Closing Date. Seller shall prepare a proration schedule (the “Proration Schedule”) of the adjustments described in this Section 5.4 prior to Closing. Such adjustments shall be paid by Purchaser to Property Owner (if the prorations result in a net credit to Property Owner) or by Property Owner to Purchaser (if the prorations result in a net credit to Purchaser), by increasing or reducing the cash to be paid by Purchaser to Seller at Closing, as applicable. Notwithstanding anything to the contrary contained in the Contract, in no event shall Property Owner and Purchaser prorate any items that are paid by the Tenant in accordance with the Lease directly to any third party. Purchaser and Seller shall use commercially reasonable efforts to agree upon all prorations and other items in the closing statement (collectively, the “Closing Statement Items”) no fewer than two (2) Business Days prior to Closing. In the event the parties have not agreed on all Closing Statement Items and approved the closing statement prior to two (2) Business Days prior to Closing, Seller’s reasonable good faith estimate of Closing Statement Items as set forth on the Proration Schedule shall govern for purposes of the Closing (subject to each party’s right to adjust the same pursuant to Section 5.5 hereof).
5.4.2Operating Expenses. The parties hereto acknowledge that all operating expenses are paid directly by Tenant or paid by Property Owner and reimbursed in full by Tenant. As such, there will be no proration of operating expenses at Closing.
5.4.3Utilities. There shall be no proration of utilities or meter readings required as all utilities are paid directly by Tenant. Any and all utility deposits and deposits with governmental and quasi-governmental authorities shall remain with the Property Owner and not transferred to Seller; and if such deposits are held by any of the Upper Tier Entities, such amounts shall be transferred to Property Owner prior to the Closing.
5.4.4Real Estate Taxes. To the extent of any and all real estate ad valorem or similar Taxes for the Property that are the obligation of Tenant pursuant to the Lease, such Taxes will not be subject to proration at Closing.
5.4.5Property Contracts. At Closing, the obligations under the Property Contracts will continue to be binding on the Property Owner or the REIT, as applicable, to the extent provided or required by the Property Contracts. With respect to any Property Contracts that are not the responsibility of the Tenant, any revenue or expenses thereunder shall be subject to proration at Closing.
5.4.6Lease. All collected and uncollected rent (whether fixed monthly rentals, additional rentals, escalation rentals, retroactive rentals or other sums and charges payable by Tenant under the Lease) and income from the Property shall be prorated as of the Closing Date. Property Owner shall receive all collected rent and income attributable to dates from and after the Closing Date, with Purchaser receiving its share thereof through its indirect interest in Property Owner as of the Closing. Property Owner shall receive all collected and uncollected rent and income attributable to dates prior to the Closing Date, with Seller receiving its share through its indirect interest in Property Owner immediately prior to the Closing. Notwithstanding the foregoing to the contrary, any Tenant Deposits held by the Property Owner shall remain with the Property Owner and shall not be transferred to Seller and if held by Seller, shall be transferred by Seller to the Property Owner at Closing.
5.4.7Insurance. 27.972% of all insurance premiums applicable to Property Owner for the period of time prior to the Closing Date shall be the responsibility of the Purchaser, and 72.028% of all such insurance premiums for such period shall be the responsibility of Seller. 62.1835% of all insurance premiums applicable to the Property Owner for the period of time from and after the Closing Date shall be the responsibility of the Purchaser, and 37.8147% of all such insurance premiums for such period of time shall be the responsibility of Seller.
5.4.8Closing Costs. Purchaser shall pay (i) any premiums or fees required to be paid by Purchaser with respect to obtaining a New Title Policy as set forth in Section 4.1, (ii) the cost of any New Survey if Purchaser so elects to obtain one, (iii) one-half of the customary closing costs of the Escrow Agent, (iv) 27.972% of any mortgage tax, title insurance fees and expenses for any loan title insurance policies or recording charges payable in connection with an assumption, permitted transfer of the equity interests of the Upper Tier Entities, or prepayment in full of the Existing Mortgage Financing at Closing in accordance with Section 5.4.13, (v) 27.972% of any loan assumption fees, transfer fees, prepayment fees, or other fees and/or costs charged by the Existing Mortgage Lender (including without limitation, the reasonable fees of its servicer or respective attorneys) in connection with an assumption, a permitted transfer of the equity interests of the Upper Tier Entities, or prepayment in full of the Existing Mortgage Financing at Closing in accordance with Section 5.4.13, and (vi) the fees and expenses of Purchaser’s own attorneys, accountants, consultants and advisors. Seller shall pay or cause to be paid (a) any premiums or fees required to be paid by Seller with respect to obtaining a New Title Policy as set forth in Section 4.1, (b) the cost of recording any instruments required to discharge any liens or encumbrances against the Common REIT Interests or the Property by or through Seller, (c) one-half of the customary closing costs of the Escrow Agent, (d) any transfer taxes with respect to the conveyance of the Common REIT Interests or in connection with any direct or indirect equity transfer of the Targets, (e) the fees and expenses of Seller’s own attorneys, consultants and advisors, (f) 72.028% of any mortgage tax, title insurance fees and expenses for any loan title insurance policies, recording charges or other amounts payable in connection with an assumption, permitted transfer of the equity interests of the Upper Tier Entities, or prepayment in full of the Existing Mortgage Financing at Closing in accordance with Section 5.4.13, and (g) 72.028% of any loan assumption fees or prepayment fees charged by the Existing Mortgage Lender in connection with an assumption, permitted transfer of the equity interests of the Upper Tier Entities, or prepayment in full of the Existing Mortgage Financing at Closing in accordance with Section 5.4.13.
5.4.9[Omitted].
5.4.10Files and Records. To the extent in Seller’s Possession, originals or copies of the Lease and Property Contracts, lease files, warranties, guaranties, permits. licenses, operating manuals, keys to the Property, Seller’s and Target’s books and records relating to the Property and the Targets (other than proprietary information) (collectively, “Seller’s Property-Related Files and Records”) and regarding the Targets and the Property shall be delivered to Property Owner at the Property immediately after the Closing. Purchaser agrees, for a period of not less than three (3) years after the Closing (the “Records Hold Period”), to (a) provide and allow (and to cause Targets to provide and allow) Seller reasonable access to Seller’s Property-Related Files and Records upon reasonable prior written notice to Purchaser for purposes of inspection and copying thereof at Seller’s sole cost and expense, and (b) reasonably maintain and preserve (and to cause the Targets to reasonably maintain and preserve) Seller’s Property-Related Files and Records. If at any time after the Records Hold Period, but prior to the expiration of the applicable statute of limitations, Purchaser or the Targets desire to dispose of Seller’s Property-Related Files and Records, Purchaser must first provide Seller prior written notice (the “Records Disposal Notice”). Seller shall have a period of thirty (30) days after receipt of the Records Disposal Notice to enter the Property (or such other location where such records are then stored) and remove or copy those of Seller’s Property-Related Files and Records that Seller desires to retain.
5.4.11Accounts. Notwithstanding anything contained herein to the contrary, all accounts owned, held and/or maintained by or for the benefit of the Upper Tier Entities and/or Seller, and all amounts from time to time on deposit therein (all of the foregoing collectively, the “Seller Accounts”): (i) are and shall remain or become the property of Seller, (ii) shall not be or remain the property of the Targets and (iii) shall not be transferred, assigned or conveyed to Purchaser (either directly or through its acquisition of the Targets) at Closing. Following Closing, Seller shall have the sole right to the Seller Accounts, including, without limitation, the right to cause the disbursement of any funds from time to time in the Seller Accounts. Notwithstanding anything contained herein to the contrary, all accounts owned, held and/or maintained by or for the benefit of the Property Owner, and all amounts from time to time on deposit therein (all of the foregoing collectively, the “Shared Accounts”): (i) are and shall remain the property of the Property Owner and (ii) Seller share through its indirect interests in

Property Owner immediately prior to the Closing of all amounts in the Shared Accounts as of Closing shall be distributed to Seller. Following Closing, if the closing pursuant to the iStar Contract occurs, Seller shall no longer have any rights to the Shared Accounts, including, without limitation, the right to cause the disbursement of any funds from time to time in the Shared Accounts.
5.4.12Costs Associated with the Purchase of the Transferred REIT Interests (UTI). At Closing, the Purchase Price shall be reduced by 47.5% of the sum of an amount equal to the accrued but unpaid distributions on the Preferred REIT Interests for the Preferred REIT Interest Holders under the REIT Declaration of Trust through and including the Closing Date.
5.4.13Assumption, Transfer of Interest, or Prepayment of Existing Mortgage Financing.
5.4.13.1Subject to the following paragraph, Purchaser may pursue Existing Mortgage Lender’s approval of either an assumption or consent to the transfer of the equity of the Upper Tier Entities with respect to the Existing Mortgage Financing. If such approval is granted by Existing Mortgage Lender, at Closing, without duplicating any other credit or proration provided for herein, the Purchaser shall receive (i) a credit against the Purchase Price in an amount equal to 34.2133% of the outstanding principal and interest of the Existing Mortgage Financing as of the Closing Date, and (ii) a credit against the Purchase Price from Seller in an amount equal to 72.028% of the reasonably estimated (as provided in writing by Existing Mortgage Lender) prepayment penalty to be imposed by Existing Mortgage Lender against Property Owner for the future prepayment of the Existing Mortgage Financing within ninety (90) days of the Closing Date.
5.4.13.2In the event Existing Mortgage Lender does not approve an assumption or consent to the transfer of the equity of the Upper Tier Entities with respect to the Existing Mortgage Financing or if Purchaser elects to pay off the Existing Mortgage Financing at Closing for any reason, at Closing the Existing Mortgage Financing shall be prepaid in full, in which case, a portion of the Purchase Price equal to 34.2133% of the outstanding principal and interest of the Existing Mortgage Financing as of the Closing Date shall be applied in repayment of the Existing Mortgage and Purchaser shall cause all remaining amounts due under the Existing Mortgage Financing as of the Closing Date to be paid at the Closing.
5.5Post-Closing Adjustments. Purchaser or Seller may request that Purchaser and Seller undertake to re-adjust any item on the Proration Schedule (or any item omitted therefrom); provided, however, that neither party shall have any obligation to re-adjust any items for the Targets or the Property (a) after the expiration of one hundred eighty (180) days after Closing, and (b) subject to such 180-day period, unless such items exceed $5,000.00 in magnitude (either individually or in the aggregate); provided further, however, that the immediately preceding proviso shall not apply to real estate Taxes. Notwithstanding the foregoing or anything contained herein to the contrary, for the avoidance of doubt, in no event shall the terms and provisions of this Section 5.5 affect Purchaser’s or any Target’s obligations and covenants set forth in Section 7.6.2, Section 7.6.3, and Section 7.7.

Article VI
REPRESENTATIONS AND WARRANTIES OF SELLER AND PURCHASER
6.1Seller’s Representations. Except in all cases for any fact, information or condition disclosed in the Existing Title Policy and the Title Commitment (and within any document referenced therein), the Permitted Exceptions, the Property Contracts delivered to Purchaser, or of which Purchaser otherwise has actual knowledge, Seller represents and warrants (as qualified by (i) any schedules to this Contract and (ii) pursuant to Section 13.31, any permitted amendments or supplements to such schedules and/or any new schedules to this Contract) to Purchaser the following (collectively, the “Seller’s Representations”) as of the Effective Date and as of the Closing Date; provided that Purchaser’s remedies prior to Closing if any such Seller’s Representations are untrue as of the Closing Date are limited to those set forth in Section 8.1, provided, further however, that if untruthfulness of any such representation or warranty is caused, directly or indirectly, by any default by Seller under this Contract, Purchaser shall be entitled to exercise its rights and remedies under Section 10.2 below:
6.1.1Seller is validly existing and in good standing under the laws of the state of its formation set forth in the Transaction Information Schedule; has the entity power and authority to sell and convey the Transferred REIT Interests (UTI) and to execute the documents to be executed by Seller and has taken all corporate, partnership, limited liability company or equivalent entity actions and obtained all necessary consents required for the execution and delivery of this Contract, and the consummation of the transactions contemplated by this Contract. Neither the execution and delivery of this Contract nor the compliance with or fulfillment of the terms and conditions hereof, will conflict with, or result in a breach of, the terms, conditions or provisions of, or constitute a default under, any contract or other agreement or instrument to which Seller or the Upper Tier Entities or the Property Owner are a party or by which Seller or the Upper Tier Entities or the Property Owner are otherwise bound or violate any applicable law or legal requirement, which conflict, breach, default or violation would have an adverse effect on Seller’s ability to consummate the transaction contemplated by this Contract or on the Transferred REIT Interests (UTI), or the Upper Tier Entities or the Property Owner, or would be binding upon Purchaser or the Upper Tier Entities or the Property Owner following Closing. This Contract is a valid and binding agreement, enforceable against Seller in accordance with its terms.
6.1.2Seller is not a “foreign person” as that term is used and defined in Code Section 1445.
6.1.3There are no actions, proceedings, litigation or governmental investigations or condemnation actions either pending or, to Seller’s knowledge, threatened in writing against either of the Upper Tier Entities or the Property Owner which could reasonably be expected to adversely impact Seller’s ability to convey the Transferred REIT Interests (UTI) to Purchaser.
6.1.4There are no Property Contracts to which Seller or either Upper Tier Entity is a party other than the REIT Servicing Agreement and the iStar Service Agreement. Seller has delivered or made available to Purchaser true and complete copy of the REIT Servicing Agreement and the iStar Service Agreement.
6.1.5The Upper Tier Entities and the Property Owner are validly existing and in good standing under the laws of the state of their formation.
6.1.6The Common REIT Interests constitute 100% of the outstanding Class A Common Shares in the REIT.  Seller owns 100% of the Transferred REIT Interests (UTI), free and clear of all liens, pledges, security interests, pledge, charges, Claims or other encumbrances. The Transferred REIT Interests (UTI) have been duly authorized, are validly issued, fully paid and non-assessable. The Transferred REIT Interests (iStar) and the Preferred REIT Interests constitute the only other outstanding equity interests in the REIT.  Neither the Common REIT Interests nor the Preferred REIT Interests were issued in violation of the preemptive rights of any person or entity or any agreement or laws by which the REIT at the time of issuance was bound. The REIT owns 100% of the limited liability company interests in the Mezzanine Company, free and clear of all liens, pledges, security interests, pledge, charges, Claims or other encumbrances, other than Entity Exceptions. The limited liability company interests in the Mezzanine Company were not issued in violation of the preemptive rights of any person or entity or any agreement or laws by which the Mezzanine Company at the time of issuance was bound. There are no outstanding or authorized options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character, in each case of or issued by Seller or either Upper Tier Entity, relating to the capital stock of the REIT or limited liability company interests in the Mezzanine Company or the Property Owner or obligating Seller, the REIT or the Mezzanine Company or the Property Owner, as applicable, to issue or sell any shares of capital stock of, or any other ownership interest in, the REIT or any other Target. None of the REIT, the Mezzanine Company or the Property Owner have any outstanding or authorized any stock appreciation, phantom stock, profit participation or similar rights. There are no voting trusts, stockholder agreements, proxies or other agreements or understandings that will remain in effect with respect to the voting or transfer of any of the Transferred REIT Interests (UTI) or any of the limited liability company interests in the Mezzanine Company after Closing, except with respect to the REIT, the REIT Declaration of Trust, REIT Certificate, the REIT Servicing Agreement and the iStar Service Agreement.
6.1.7Neither of the Upper Tier Entities nor the Property Owner has any employees.
6.1.8The execution, delivery and performance by Seller of the transactions contemplated by this Contract do not and will not (1) violate any applicable code, resolution, law, statute, regulation, ordinance, judgment, rule, decree or order binding on Seller, or either Upper Tier Entity or Property Owner or (2) result in the creation of any lien, charge or encumbrance (other than this Contract) upon the Interests.
6.1.9Neither Upper Tier Entity has any assets or indebtedness, liabilities, obligations, guarantees, indemnities, losses, costs and expenses of any kind and description, whether accrued, absolute or contingent, direct or indirect, or matured or unmatured, other than (i) the Mezzanine Company Interests and the Property Owner Interests, as applicable, (ii) the Permitted Exceptions, and (iii) current obligations with respect to 2021 Delaware and Maryland franchise Taxes. Since their respective inception, (a) the Mezzanine Company has not owned any assets, operated any business other than its direct ownership of the Property Owner Interests, or been a party to any contract or agreement other than the Property Owner LLC Agreement, and (b) the REIT has not owned any assets, operated any business other than its direct ownership of the Mezzanine Company Interests, or been a party to any contract or agreement other than the Mezzanine Company LLC Agreement and the REIT Servicing Agreement, (c) the Property Owner has not owned any assets other than the Property, operated any business other than its direct ownership of the Property, or been a party to any contract or agreement other than the Property Contracts, and (d) the Property Owner has no liabilities, obligations, guaranties, indemnities, losses, costs and expenses of any kind and description, whether accrued, absolute or contingent, direct or indirect, or matured or unmatured, other than (i) the Existing Mortgage Financing, (ii) the Property Contracts, (iii) the Lease, (iv) the Permitted Exceptions, (v) general organizational expenses incurred in the ordinary course (i.e. franchise taxes in all applicable jurisdictions), and (vi) any liabilities, obligations, guaranties, indemnities, losses, costs or expenses for which (y) have been discharged, or (z) Tenant is obligated to pay directly or reimburse Property Owner pursuant to the Lease.
6.1.10None of Seller or the Upper Tier Entities has (1) made a general assignment for the benefit of creditors, (2) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by their respective creditors, (3) suffered the appointment of a receiver to take possession of all or substantially all of their respective assets, (4) suffered the attachment or other judicial seizure of all, or substantially all, of their respective assets or (5) made an offer of settlement, extension, or composition to their respective creditors generally.
6.1.11The REIT Certificate, the REIT Declaration of Trust, the Mezzanine Company Certificate, the Mezzanine Company LLC Agreement, the Property Owner Certificate and the Property Owner LLC Agreement (each as the same have been amended to date) are in full force and effect and true and complete copies thereof have been made available by Seller to Purchaser. Such organizational documents contain the entire agreement between the parties thereto.
6.1.12None of Seller or the Upper Tier Entities is a Prohibited Person. To Seller’s knowledge, none of its investors, affiliates or brokers or other agents (if any), acting or benefiting in any capacity in connection with this Contract is a Prohibited Person. The assets Seller will transfer to Purchaser under this Contract are not the property of, or beneficially owned, directly or indirectly, by a Prohibited Person. The assets Seller will transfer to Purchaser under this Contract are not the proceeds of specified unlawful activity as defined by 18 U.S.C. § 1956(c)(7).
6.1.13Tax Representations:
6.1.13.1The Mezzanine Company at all times has been treated as an entity disregarded as separate from its owner, the REIT, as described in Treas. Reg section 301.7701-3(b)(1)(ii) since May 30, 2014.
6.1.13.2From the taxable year ending December 31, 2014 through Closing (a) the REIT has been treated and has qualified as a “real estate investment trust” as defined in Code Section 856-860 (“Real Estate Investment Trust”); provided, however, in making such representation, it is assumed that the REIT will make consent dividends within the meaning of Code Section 565 necessary to meet this requirement with respect to distributions in Code Section 857(a)(1) for the tax year ending December 31, 2021; (b) the REIT has met the requirements under Code Section 856(a) of the Code to be treated as a Real Estate Investment Trust, so that: (i) the gross income of REIT has met the tests provided in Code Sections 856(c)(2) and (3); (ii) the assets of REIT have met the tests provided in Code Section 856(c)(4) of the Code, including for the avoidance of doubt, as of the Closing (assuming for this purpose that the REIT’s taxable year that includes the Closing Date ends on the Closing Date, and determined without regard to any action taken by Purchaser after the Closing); and (iii) the REIT has met the ownership, management and operations tests of Code Section 856(a)(1)-(6), as applicable; and (c) the REIT has not taken any action or omitted to take any action so as to fail to qualify as a Real Estate Investment Trust and has not taken or omitted to take any action that could reasonably be expected to result in a challenge by the IRS or any other governmental authority as to the status of the REIT as a Real Estate Investment Trust and there is no such challenge pending or, to Seller’s knowledge, threatened in writing by an applicable taxing authority; and (d) Seller is not aware of any fact that would adversely affect the ability of the

REIT to continue to qualify as a Real Estate Investment Trust under any REIT qualification tests.
6.1.13.3All material Returns required to be filed by or on behalf of the Upper Tier Entities have been duly filed on a timely basis (taking into account any valid extensions of time to file) and such Returns are true, complete and correct in all material respects.  All material Taxes of the Upper Tier Entities required to be paid by the Upper Tier Entities have been paid in full on a timely basis (taking into account any valid extensions of time to file), except, as set forth of Schedule 6.1.13.3, any Taxes which (a) are not delinquent, (b) remain payable without penalty, or (c) are being contested in good faith through appropriate proceedings and for which appropriate reserves have been established in accordance with GAAP.  The Upper Tier Entities have withheld and paid over all material Taxes required to have been withheld and paid over, and complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party.  There are no liens on any material asset of the Upper Tier Entities with respect to Taxes, other than liens for Taxes which (i) are not delinquent, (ii) remain payable without penalty, or (iii) are being contested in good faith through appropriate proceedings and for which appropriate reserves have been established in accordance with GAAP, with such liens are listed and set forth on Schedule 6.1.13.3.
6.1.13.4Neither of the Upper Tier Entities are a party to any action, audit, examination, investigation or proceeding for assessment or collection of a material amount of Taxes, nor, to Seller’s knowledge, has such event been asserted or threatened in writing against the Targets or any of their assets.  No waiver or extension of any statute of limitations is in effect with respect to Taxes or Returns of the Upper Tier Entities.
6.1.13.5Neither of the Upper Tier Entities have participated in a “listed transaction” within the meaning of Treasury Reg. §1.6011-4(c).
6.1.13.6The Upper Tier Entities have not distributed stock of another Person or had their stock distributed by another Person in a transaction that was purported or intended to be governed in whole or in part by Section 355 of the Code.
6.1.13.7The Upper Tier Entities have not requested any private letter rulings from the IRS or comparable rulings from other Tax authorities and have not entered into any “closing agreement” as described in Section 7121 of the Code or similar arrangement under comparable state or local Tax law.
6.1.13.8Neither of the Upper Tier Entities have received a written Claim by any Taxing Authority in a jurisdiction where the Upper Tier Entities do not file Returns that they are or may be subject to income taxation by that jurisdiction. Seller has not filed Returns with respect to either Upper Tier Entity in any U.S. state other than the state in which the Property is located.
6.1.13.9The Upper Tier Entities have never been members of an affiliated combined, consolidated or unitary tax group, and have no liability for the Taxes of any Person under Section 1.1502-6 of the Treasury Regulations (or similar provision under state, local or foreign Tax law), as a transferee or successor, pursuant to a Tax sharing, Tax indemnity, or Tax allocation agreement or other written Contract (except for this Contract or any other contract entered into in the ordinary course of business the principal purpose of which is not related to Taxes)
6.1.13.10The REIT does not have any earnings and profits attributable to any “non-REIT year” (within the meaning of Section 857 of the Code).
6.1.13.11Neither of the Upper Tier Entities have acquired assets subject to any rules similar to Section 337(d) of the Code and/or Treasury Regulations thereunder.
6.1.13.12 To Seller’s knowledge, neither of the Upper Tier Entities have engaged in any transaction that has given rise to material “redetermined rents,” “redetermined deductions,” or “excess interest” each as described in Section 857(b)(7) of the Code.
6.1.13.13During the period beginning with the first day of its first taxable year ending December 31, 2014, and ending on the Closing Date, the REIT has not disposed of any asset in one or more transactions properly treated as a “prohibited transaction” within the meaning of Section 857(b)(6) of the Code.
6.1.13.14The amount of “impermissible tenant services income” within the meaning of Section 856(d)(7) of the Code, if any, is less than one percent (1%) of the income for the Property for all periods through the Closing Date, and the REIT is not receiving or accruing any income, directly or indirectly, that would be excluded from “rents from real property” pursuant to Section 856(d) of the Code in an amount that would reasonably be expected to cause the REIT to fail to qualify as a REIT.
6.1.13.15The tax basis in each asset of the REIT exceeds any indebtedness on such asset.
6.1.14Except for the Broker, the fees and expenses of which are the sole responsibility of, and will be paid by, the Seller, no broker, investment banker, financial advisor or other person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission, or the reimbursement of expenses, in connection with the transactions contemplated by this Contract based upon arrangements made by or on behalf of Seller, the Upper Tier Entities or the Property Owner.
The representations and warranties set forth in Section 6.1.13.1 are referred to herein as the “Tax Representations” and constitute the sole and exclusive representations and warranties of Seller with respect to any Tax matters. The representations and warranties set forth in Sections 6.1.1 (but only the first sentence of Section 6.1.1), 6.1.5, 6.1.6, 6.1.12 and 6.1.14 are referred to herein as the “Fundamental Representations”.
6.2AS-IS. Subject to the Seller’s Representations and the covenants and indemnities of Seller set forth in this Contract, the Interests, through the assignment of the Transferred REIT Interests (UTI) to Purchaser, are being conveyed and transferred to Purchaser in an “AS IS, WHERE IS” condition and “WITH ALL FAULTS” as of the Effective Date and as of Closing.

Except for Seller’s Representations and the covenants and indemnities of Seller set forth in this Contract, no representations or warranties have been made or are made and no responsibility has been or is assumed by Seller or the Upper Tier Entities or by any partner, officer, person, firm, agent, attorney or representative acting or purporting to act on behalf of Seller or the Targets as to (a) the condition or state of repair of the Property; (b) the compliance or non-compliance of the Interests, the Targets or the Property with any applicable laws, regulations or ordinances (including, without limitation, any applicable zoning, building or development codes); (c) the value, expense of operation, or income potential of the Interests, Targets or the Property; (d) any other fact or condition which has or might affect the Interests, the Targets or the Property or the condition, state of repair, compliance, value, expense of operation or income potential of the Interests, the Targets, the Property or any portion thereof; or (e) whether the Property contains asbestos or harmful or toxic substances or pertaining to the extent, location or nature of same. The parties agree that all understandings and agreements heretofore made between them or their respective agents or representatives are merged in this Contract and the Exhibits hereto annexed, which alone fully and completely express their agreement, and that this Contract has been entered into after full investigation, or with the parties satisfied with the opportunity afforded for full investigation, neither party relying upon any statement or representation by the other unless such statement or representation is specifically embodied in this Contract or the Exhibits annexed hereto.
Purchaser waives its and their respective rights to recover from, and forever releases and discharges the Seller’s Indemnified Parties from any and all demands, claims (including, without limitation, causes of action in tort), legal or administrative proceedings, losses, liabilities, damages, penalties, fines, liens, judgments, costs or expenses whatsoever (including, without limitation, attorneys’ fees and costs), whether direct or indirect, known or unknown, foreseen or unforeseen (collectively, “Claims”), that may arise on account of or in any way be connected with the Interests, the Targets or the Property, the physical condition thereof, or any law or regulation applicable thereto (including, without limitation, claims under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 6901, et seq.) (“CERCLA”), the Resources Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901, et seq.), the Clean Water Act (33 U.S.C. Section 1251, et seq.), the Safe Drinking Water Act (49 U.S.C. Section 1801, et seq.), the Hazardous Transportation Act (42 U.S.C. Section 6901, et seq.), and the Toxic Substance Control Act (15 U.S.C. Section 2601, et seq.)), provided, however, that the foregoing release shall not affect or limit in any way Seller’s obligations hereunder following Closing arising out of a breach of Seller’s Representations or Seller’s covenants and indemnities of Seller set forth in this Contract or Seller’s fraud or intentional material misrepresentation. Without limiting the foregoing but subject to Seller’s Representations, covenants and indemnities set forth in this Contract and Seller’s fraud and intentional material misrepresentation, Purchaser, upon Closing, shall be deemed to have waived, relinquished and released Seller and all Seller’s Indemnified Parties from any and all Claims arising out of latent or patent defects or physical conditions of the Property, violations of applicable laws (including, without limitation, any environmental laws) relating to the Property. As part of the provisions of this Section 6.2, but not as a limitation thereon, Purchaser hereby agrees, represents and warrants that the matters released herein are not limited to matters which are known or disclosed, and Purchaser hereby waives any and all rights and benefits which it now has, or in the future may have conferred upon it, by virtue of the provisions of federal, state or local law, rules and regulations, provided however, that the foregoing release shall not affect or limit in any way Seller’s obligations hereunder following Closing arising out of a breach of Seller’s Representations, covenants and indemnities set forth in this Contract. Purchaser agrees that should any cleanup, remediation or removal of hazardous substances or other environmental conditions on or about the Property be required after the date of Closing, such clean-up, removal or remediation shall not be the responsibility of Seller. Without limiting the foregoing, Purchaser hereby agrees that, if at any time after the Closing, any third-party or governmental authority seeks to hold Purchaser or the Targets responsible for the presence of, or any loss, cost or damage associated with, hazardous substances in, on, above or beneath the Property or emanating therefrom, then Purchaser waives on behalf of itself and the Targets and on behalf of each of their respective successors and assigns and each and all of its and their respective direct and indirect members, officers, directors, employees, parents, affiliates or subsidiaries and each of their respective successors and assigns (collectively the “Waiver Parties”), any rights Purchaser or any Waiver Party may have against Seller in connection therewith, including under CERCLA, and Purchaser agrees for itself and all Waiver Parties that neither Purchaser nor any of the Waiver Parties shall (1) implead Seller, (2) bring a contribution action or similar action against Seller or (3) attempt in any way to hold Seller responsible with respect to any such matter.
The waivers and releases set forth this Section 6.2 include Claims of which Purchaser or any Waiver Party is presently unaware or which Purchaser or any Waiver Party does not presently suspect to exist which, if known by Purchaser or a Waiver Party, would materially affect Purchaser’s and such Waiver Party’s waiver or release of Seller and the other parties referenced in this Section.
The provisions of this Section 6.2 shall survive the Closing.
6.3Survival of Seller’s Representations. Seller and Purchaser agree that (i) Seller’s Representations (other than the Fundamental Representations and the Tax Representations) shall survive the Closing for a period of six (6) months (the “General Representations Survival Period”); (ii) the Fundamental Representations shall survive the Closing for a period of three (3) years, except that (A) the Fundamental Representation set forth in Section 6.1.9 shall survive Closing for the applicable statute of limitations and (B) the Fundamental Representations set forth in Sections 6.1.12 shall survive the Closing for a period of three (3) years (as applicable, the “Fundamental Representations Survival Period”), and (iii) the Tax Representations shall survive the Closing for a period of thirty (30) days following the expiration of the applicable statute of limitations (the “Tax Representations Survival Period”) (the General Representations Survival Period, the Fundamental Representations Survival Period and the Tax Representations Survival Period, as applicable to the Seller’s Representations covered thereby as set forth in this Section 6.3 above, the “Applicable Survival Period”). Seller shall not have any liability after the Applicable Survival Period with respect to any of Seller’s Representations contained herein (which are subject to such Applicable Survival Period) except to the extent that (a) Purchaser has delivered written notice to Seller during such Applicable Survival Period alleging that Seller is in breach of any such Seller’s Representations (which are subject to such Applicable Survival Period) and specifying in reasonable detail the nature of such breach, and (b) Purchaser has commenced litigation against Seller by filing and serving a lawsuit, for breach of any such Seller’s Representations (which are subject to such Applicable Survival Period) within thirty (30) days following the expiration of the Applicable Survival Period. Purchaser shall not be entitled to bring any Claim arising out of (A) any breaches of any of Seller’s Representations, and/or (B) all other representations, warranties, liabilities, covenants, indemnities and/or obligations of Seller under this Contract unless the Claim for Losses (either in the aggregate or as to any individual Claim) by Purchaser for all such matters exceeds $50,000.00 (in which case Seller shall be liable back to the first dollar). In the event that Seller breaches any of Seller’s Representations and Purchaser had actual knowledge of such breach (i) upon Purchaser’s execution and delivery of this Contract, and Purchaser nevertheless executes and delivers this Contract, or (ii) at or prior to Closing, and Purchaser nevertheless elects to close, then in each case Purchaser shall be deemed to have waived any of its rights in connection therewith and Seller shall not have any liability in connection therewith. Seller shall not have any liability in connection with a breach of any of Seller’s Representation which is due to the acts or omissions of Purchaser, Tenant, or any affiliate of either Purchaser or Tenant. Notwithstanding anything contained herein to the contrary, (1) Seller shall have no obligation or liability hereunder to the extent that Purchaser or any of its agents or affiliates has taken, or failed to take, any action that, in Seller’s sole discretion, would prevent the REIT from qualifying as a REIT for U.S. federal income tax purposes, (2) Seller’s obligations to Purchaser pursuant to this Section 6.3 with respect to the Tax Representations (x) shall not apply to any Taxes that are to be prorated between Seller and Purchaser pursuant to Sections 5.4.1, 5.4.4 and 7.6.1.2, and (y) shall be handled solely pursuant to Section 7.6.6, and (3) Seller shall have no obligation nor liability hereunder for any Claims, liabilities, Taxes, costs, losses or obligations incurred by Purchaser in connection with any action, or inaction, taken by the Purchaser or any of its agents or affiliates on behalf of the REIT or taken by the REIT or any of its agents or affiliates while the REIT is owned by Purchaser.
PURCHASER IS FAMILIAR WITH, AND HEREBY WAIVES ITS RIGHTS, IF ANY, AT LAW OR IN EQUITY TO COMMENCE A LEGAL ACTION OR PROCEEDING AGAINST SELLER RELATING TO THE PROPERTY OR THE INTERESTS OR A BREACH OF A REPRESENTATION, WARRANTY, COVENANT OR CONDITION MADE IN THIS CONTRACT BY SELLER OR IN CONNECTION WITH THE TRANSACTION CONTEMPLATED HEREIN, AT ANY TIME AFTER THE EXPIRATION OF THE APPLICABLE SURVIVAL PERIOD (OR THE EXPIRATION OF THE THIRTY (30) DAY PERIOD FOLLOWING THE EXPIRATION OF THE APPLICABLE SURVIVAL PERIOD IF PROPER WRITTEN NOTICE IS DELIVERED PURSUANT TO THIS SECTION 6.3).
Purchaser indicates its acknowledgment of the foregoing provisions of this Section 6.3 by initialing below:
Purchaser Initials:    ___________
6.4Definition of Knowledge. For purposes of this Contract, the term “knowledge” shall mean (i) with respect to Seller, the actual knowledge of the “Seller’s Designated Representative” of Seller, without any duty of inquiry or investigation (or the imposition of any individual personal liability upon such Seller Designated Representative), and shall not be construed to refer to the knowledge of any other partner, officer, director, agent, employee or representative of Seller, or any affiliate of Seller (including, without limitation, the Targets), and (ii) with respect to Purchaser, (A) the actual knowledge of the “Purchaser Designated Representative” of Purchaser (without the imposition of any individual personal liability upon such Purchaser Designated Representative), (B) any matter disclosed in any exhibits or schedules to this Contract (as updated from time to time pursuant to this Contract), and (C) any matter disclosed by any investigations of the Property performed by Purchaser (including, without limitation, the Phase I Report). As used herein, the term “Seller Designated Representative” shall refer to Matt Ballinger, being the asset manager responsible for the disposition of the Property, and being an individual possessing the requisite familiarity with the Targets in order to determine the veracity of the representations made by Seller herein, and the term “actual knowledge” shall mean, with respect to the Seller Designated Representative, the conscious awareness of such Seller Designated Representative at the time in question, and expressly excludes any constructive or implied knowledge of such Seller Designated Representative. As used herein, the term “Purchaser Designated Representative” shall refer to Troy Anderson, and being an individual possessing the requisite familiarity with the Purchaser in order to determine the veracity of the representations made by Purchaser herein, and the term “actual knowledge” shall mean, with respect to the Purchaser Designated Representative, the conscious awareness of such Purchaser Designated Representative at the time in question, and expressly excludes any constructive, imputed or implied knowledge of any such Purchaser Designated Representative.

6.5Representations and Warranties of Purchaser. For the purpose of inducing Seller to enter into this Contract and to consummate the sale and purchase of the Transferred REIT Interests (UTI) in accordance herewith, Purchaser represents and warrants to Seller the following as of the Effective Date and as of the Closing Date:
6.5.1Purchaser is a limited liability company duly organized or formed, validly existing and in good standing under the laws of Delaware.
6.5.2Purchaser, acting through any of its or their duly empowered and authorized officers or members, has all necessary entity power and authority to own and use its properties and to transact the business in which it is engaged, and has full power and authority to enter into this Contract, to execute and deliver the documents and instruments required of Purchaser herein, and to perform its obligations hereunder; and no consent of any of Purchaser’s partners, directors, officers or members are required to so empower or authorize Purchaser to execute and deliver this Contract which has not been heretofore obtained. The compliance with or fulfillment of the terms and conditions hereof will not conflict with, or result in a breach of, the terms, conditions or provisions of, or constitute a default under, any contract to which Purchaser is a party or by which Purchaser is otherwise bound, which conflict, breach or default would have a material adverse effect on Purchaser’s ability to consummate the transaction contemplated by this Contract. This Contract is a valid, binding and enforceable agreement against Purchaser in accordance with its terms.
6.5.3No pending or, to the knowledge of Purchaser, threatened litigation exists involving Purchaser which if determined adversely would restrain the consummation of the transactions contemplated by this Contract or would declare illegal, invalid or non-binding any of Purchaser’s obligations or covenants to Seller.
6.5.4Other than Seller’s Representations, Purchaser has not relied on any representation or warranty made by Seller or any representative of Seller (including, without limitation, Broker) in connection with this Contract and the acquisition of the Transferred REIT Interests (UTI) (and an interest in the Property through the acquisition of the Transferred REIT Interests (UTI)).
6.5.5The Broker and its affiliates do not, and will not at the Closing, have any direct or indirect legal, beneficial, economic or voting interest in Purchaser (or in an assignee of Purchaser, which pursuant to Section 13.3, acquires the Transferred REIT Interests (UTI) at the Closing), nor has Purchaser or any affiliate of Purchaser granted (as of the Effective Date or the Closing Date) the Broker or any of its affiliates any right or option to acquire any direct or indirect legal, beneficial, economic or voting interest in Purchaser.
6.5.6Purchaser is not a Prohibited Person.
6.5.7To Purchaser’s knowledge, none of its investors, affiliates or brokers or other agents (if any), acting or benefiting in any capacity in connection with this Contract is a Prohibited Person.
6.5.8The funds or other assets Purchaser will transfer to Seller under this Contract are not the property of, or beneficially owned, directly or indirectly, by a Prohibited Person.
6.5.9The funds or other assets Purchaser will transfer to Seller under this Contract are not the proceeds of specified unlawful activity as defined by 18 U.S.C. § 1956(c)(7).

6.5.10(a) Purchaser is not an employee benefit plan as defined in Section 3(3) of the Employment Retirement Income Security Act of 1974 (“ERISA”), which is subject to Title I of ERISA, or a “plan” as defined in Code Section 4975; (b) the assets of Purchaser do not constitute “plan assets” of one or more such plans for purposes of Title I of ERISA or Code Section 4975; (c) Purchaser is not a “governmental plan” within the meaning of Section 3(32) of ERISA, and assets of Purchaser do not constitute plan assets of one or more such plans; and (d) transactions by or with Purchaser are not in violation of state statutes applicable to Purchaser regulating investments of and fiduciary obligations with respect to governmental plans.
Article VII
OPERATION OF THE PROPERTY
7.1General Operations of the Property; Leases and Property Contracts. During the period of time from the Effective Date through Closing, the Property shall be operated by the Property Owner in the ordinary course of business consistent with past practices and in accordance with the terms of the Property Owner LLC Agreement.
7.2Operation of the REIT. Unless otherwise agreed to in writing by Purchaser and except as otherwise expressly permitted by this Contract, during the period of time from the Effective Date through Closing, Seller will not approve or take any action causing the REIT to: (a) own any assets, incur any liabilities, enter into any contracts or operate any business other than its direct ownership of the Mezzanine Company Interests; (b) issue any new shares or other interests, (c) amend the REIT Declaration of Trust or the REIT Certificate; (d) except pursuant to the iStar Contract, sell, directly or indirectly, any interest in the Mezzanine Company, including any Mezzanine Company Interests, (e) (i) lose its qualification and/or ability to qualify as a Real Estate Investment Trust for federal income tax purposes, and/or (ii) cause the REIT to be liable for federal income Tax under Section 857(b) or 4981 of the Code, or (f) agree to do any of the foregoing.
7.3Operation of the Mezzanine Company. Unless otherwise agreed to in writing by Purchaser and except as otherwise expressly permitted by this Contract, during the period of time from the Effective Date through Closing, Seller will not, and will cause the REIT not to, approve or take any action causing the Mezzanine Company to: (a) own any assets, incur any liabilities, enter into any contracts or operate any business other than its direct ownership of the Property Owner Interests; (b) issue any new shares or other interests; (c) amend the Mezzanine Company Certificate or the Mezzanine Company Operating Agreement; (d) except pursuant to the iStar Contract, sell, directly or indirectly, any interest in the Property Owner, including any Property Owner Interests, or (e) agree to do any of the foregoing.
7.4Operation of the Property Owner. During the period of time from the Effective Date through Closing, the Property Owner shall be managed in the ordinary course consistent with past practices and in a manner in accordance with the terms of the Property Owner LLC Agreement and as contemplated by this Contract. In furtherance of the foregoing, Seller will not, and will cause Mezzanine Company not to, approve or take any action causing the Property Owner to (a) own any assets other than the Property, or incur any liabilities, enter into any contracts or operate any business other than in connection with its ownership of the Property; (b) issue any new shares or other interests, (c) amend the Property Owner Certificate or the Property Owner LLC Agreement; (d) except pursuant to the iStar Contract, sell, directly or indirectly, any interest in the Property Owner, including any Property Owner Interests, (e) enter into any new or modify or terminate any existing, Property Contract or any other agreement affecting the Property or (f) agree to do any of the foregoing.

7.5Liens. Seller covenants that it will not, and Seller will not permit the Upper Tier Entities or the Property Owner to, voluntarily create or voluntarily grant any lien or encumbrance to attach to the Interests or the Property (which in any event will not include (A) any lien created, permitted or suffered by any Tenant or (B) any Permitted Exception) between the Effective Date and the Closing Date (other than in accordance with the Property Owner LLC Agreement) unless Purchaser approves such lien or encumbrance, which approval shall not be unreasonably withheld, conditioned or delayed.
7.6Tax Matters.
7.6.1Tax Contests.
7.6.1.1Taxable Period Terminating Prior to Closing Date. Seller shall retain the right to commence, continue and settle (on Seller’s behalf or on behalf of the Upper Tier Entities) any proceeding to contest any Taxes for any taxable period which terminates prior to the Closing Date, and Seller shall be entitled to any refunds or abatements of Taxes awarded in such proceedings.
7.6.1.2Taxable Period Including the Closing Date. Seller shall have the right to commence, continue and settle (on Seller’s behalf or on behalf of the Targets) any proceeding to contest any Taxes for any taxable period which includes the Closing Date. Notwithstanding the foregoing, if Purchaser desires to contest any Taxes for such taxable period (on Purchaser’s behalf or on behalf of the Targets) and Seller and iStar Buyer have not commenced (and Seller and iStar Buyer have not caused the Targets to commence) any proceeding to contest any such Taxes for such taxable period, Purchaser shall provide written notice requesting that Seller contest (or that Seller cause the Targets to contest) such Taxes. If Seller desires to contest (or if Seller desires to cause the Targets to contest) such Taxes, Seller shall provide written notice to Purchaser within thirty (30) days after receipt of Purchaser’s request confirming that Seller will contest (or that Seller will cause the Targets to contest) such Taxes. If Seller fails to provide such written notice confirming that Seller will contest (or that Seller will cause the Targets to contest) such Taxes within such thirty (30) day period, Purchaser shall have the right to contest (or Purchaser shall have the right to cause the Targets to contest) such Taxes. Any refunds or abatements awarded in such proceedings shall be used first to reimburse the party contesting such Taxes for the reasonable costs and expenses incurred by such party in contesting such Taxes and the remainder of such refunds or abatements shall be prorated between Seller and Purchaser as of the Closing Date, and the party receiving such refunds or abatements shall promptly pay (or cause to be paid) such prorated amount due to the other party.
7.6.1.3Taxable Period Commencing After the Closing Date. Subject to iStar Buyer’s rights as owner of the Transferred REIT Interests (iStar), the Purchaser shall have the right to commence, continue and settle (on Purchaser’s behalf or on behalf of the Targets) any proceedings to contest Taxes for any taxable period which commences after the Closing Date, and shall be entitled to any refunds or abatements of Taxes awarded in such proceedings.
7.6.1.4Cooperation. Seller and Purchaser shall use commercially reasonable efforts to cooperate (and shall cause the Targets to cooperate) with the party contesting the Taxes (at no cost or expense to the party not contesting the

Taxes other than any de minimis cost or expense or any cost or expense which the requesting party agrees in writing to reimburse).
7.6.1.5The provisions of this Section 7.6.1 shall survive Closing.
7.6.2No 338 Election. None of the Purchaser, the REIT or any affiliate shall make any election under Section 338 of the Code with respect to the transactions contemplated by this Contract. The provisions of this Section 7.6.2 shall survive Closing until any applicable statute of limitations has expired.
7.6.3Tax Returns/Contests.
7.6.3.1REIT Returns.
7.6.3.1.1 Seller shall cause the REIT to prepare, or cause to be prepared, all Returns required to be filed by the REIT prior to the Closing Date with respect to any Tax period ending on or prior to the Closing Date (a “Pre-Closing Tax Period”). Any such Return shall be prepared in a manner consistent with past practice (unless otherwise required by law) and without a change of any election or any accounting method and in the event such Return impacts any Taxes indemnified by Seller under Section 7.6.6, shall be submitted by Seller to Purchaser (together with schedules and statements) at least twenty (20) days prior to the due date (including extensions) of such Return for Purchaser’s review, comment and approval (such approval not to be unreasonably withheld, conditioned or delayed). After the Closing Date, the REIT shall not designate any payment, distribution or dividend made by the REIT on or prior to the Closing Date as a “capital gain dividend” within the meaning of Code Section 857(b)(3)(C). Purchaser shall not amend any Return of the REIT for any tax year of the REIT that began on or prior to the Closing Date without the prior written consent of Seller. Purchaser shall timely file or cause to be timely filed any such Return (taking into account any extensions). Purchaser and the REIT shall deliver any required Form 1099 within sixty (60) days following the end of such tax year.
7.6.3.1.2Purchaser and the REIT shall prepare and timely file all Returns and amendments thereto required to be filed by the REIT after the Closing Date with respect to its taxable year that includes the Closing Date consistent with past practices. Purchaser shall provide any Return for a Pre-Closing Tax Period to Seller at least twenty (20) Business Days before its due date for Seller’s review, comment and approval (such approval not to be unreasonably withheld, conditioned or delayed). After the Closing Date, the REIT shall not designate any payment, distribution or dividend made by the REIT on or prior to the Closing Date as a “capital gain dividend” within the meaning of Code Section 857(b)(3)(C). Purchaser shall not amend any Return of the REIT for any tax year of the REIT that began on or prior to the Closing Date without the prior written consent of Seller. Purchaser shall timely file or cause to be timely filed any such Return (taking into account any extensions).
7.6.3.2Mezzanine Company and Property Owner Returns. Purchaser, the Mezzanine Company and the Property Owner shall prepare and timely file all Returns and amendments thereto required to be filed by the Mezzanine Company and the Property Owner after the Closing Date with respect to its taxable year that includes the Closing Date. Purchaser shall provide, and Seller shall have a reasonable opportunity to review, comment on, and approve (such approval not to be unreasonably withheld, conditioned or delayed), prior to filing, all such Returns and amendments thereto insofar as they relate to a Pre-

Closing Tax Period. Seller shall prepare and timely file all Returns and amendments thereto required to be filed by the Mezzanine Company and the Property Owner prior to the Closing Date with respect to any taxable period which terminates prior to the Closing Date. In the event such Return or amendment impacts any Taxes indemnified by Seller under Section 7.6.6, Seller shall provide any such Return or amendment to Purchaser at least twenty (20) days before its due date for Purchaser’s review, comment and approval (such approval not to be unreasonably withheld, conditioned or delayed).
7.6.3.3Access to Books and Records. Between the date of this Contract and the Closing Date, Seller and the REIT shall give Purchaser and its authorized representatives reasonable access to all books, records and Returns of or relating to the REIT, whether in the possession of the REIT, Seller or third-party professional advisors or representatives of Seller or the REIT in order that Purchaser may have a reasonable opportunity to make such investigations as it shall desire to make of the affairs of the REIT. Seller and the REIT shall use commercially reasonable efforts to ensure that all third-party advisors and representatives of Seller and the REIT, including without limitation accountants and attorneys, reasonably cooperate with Purchaser and its advisors and representatives in connection with any such investigation.
7.6.3.4Tax Contest. After the Closing, Purchaser shall promptly notify the Seller in writing of the proposed assessment or the commencement of any Tax audit or administrative or judicial proceeding or of any demand or Claim with respect to Taxes on Purchaser or any Target, which, if determined adversely to the taxpayer or after the lapse of time, could be grounds for a Claim or indemnification under this Contract. In the case of a Tax audit or administrative or judicial proceeding (a “Contest”) which could result in a Claim for indemnification under this Contract with respect to the Tax Representations, Seller shall have the right, at its expense, to control the conduct of such Contest.
7.6.3.5From and after the Closing Date, Seller and Purchaser shall cooperate fully, as and to the extent reasonably required by either party, in connection with the preparation and filing of any Returns pursuant to this Section 7.6.3 and any audit, litigation or other proceeding with respect to the Taxes due pursuant to such Returns. Such cooperation shall include the retention and (upon the other party’s reasonable request) the provision of records and information that are reasonably relevant to any such audit, litigation or other proceeding and making representatives available on a mutually convenient basis to provide additional information and explanation of any material so provided. Purchaser and Seller shall both retain, or Purchaser shall cause Targets to retain, all Returns relating to a Pre-Closing Tax Period, schedules and work papers, records and other documents in its possession relating to tax matters of Targets for all tax periods prior to Closing until the expiration of the statute of limitations of the taxable periods to which such Returns and other documents relate.
7.6.3.6The provisions of this Section 7.6.3 shall survive Closing until any applicable statute of limitations has expired.
7.6.4Real Estate Taxes. Notwithstanding anything herein to the contrary, the provisions of this Section 7.6.4 shall not apply to any Taxes that are to be prorated between Seller and Purchaser pursuant to Sections 5.4.1, 5.4.4 and 7.6.1. The provisions of this Section 7.6.4 shall survive Closing.

7.6.5Purchaser Tax Contact. All notices or inquiries with respect to Tax matters (including with respect to Tax compliance matters after the Closing Date) may be addressed to Purchaser to the addressee at its address set forth following its name below.
7.6.6Tax Indemnification.
7.6.6.1Notwithstanding anything in this Contract to the contrary, and without regard to any limitations on Seller’s obligations otherwise set forth under this Contract, Seller shall be liable for and pay, and shall fully indemnify and hold harmless, Purchaser from and against any and all Losses incurred by Purchaser or the Upper Tier Entities in connection with or arising from (1) Taxes imposed on a Target, or for which a Target may otherwise be liable, for any Pre-Closing Tax Period and, with respect to any taxable period that begins before the Closing Date and ends following the Closing Date (a “Straddle Period”), the portion of such Straddle Period ending on and including the Closing Date, (2) Taxes for which Seller is responsible pursuant to Section 5.4.8, and (3) Seller’s breach of any of the Tax Representations or any other representations regarding Taxes in this Contract; provided however, this Section 7.6.6 shall not apply to any real estate Taxes payable by Tenant under Section 5.4.4. Seller shall reimburse Purchaser for any Losses that are the responsibility of Seller pursuant to this Section 7.6.6 within twenty (20) Business Days of Seller receiving from Purchaser a notice setting forth the amount of any such Losses for which Seller is liable under this Section 7.6.6.1.
7.6.6.2For purposes of Section 7.6.6.1, whenever it is necessary to determine the liability for Taxes of a Target for a Straddle Period, the determination of the Taxes of the Target for the portion of the Straddle Period ending on and including the Closing Date shall be determined by assuming that the Straddle Period consisted of two taxable years or periods, one which ended at the close of the Closing Date and the other which began at the beginning of the day following the Closing Date and items of income, gain, deduction, loss or credit of the Target for the Straddle Period shall be allocated between such two taxable years or periods on a “closing of the books basis” by assuming that the books of Seller were closed at the close of the Closing Date.
7.6.6.3This Section 7.6.6 shall survive Closing until the expiration the Tax Representations Survival Period.
7.7Purchaser’s REIT Compliance after Closing. After the Closing, subject to the rights of iStar Buyer as owner of the Transferred REIT Interests (iStar), Purchaser covenants and agrees that it will (i) take (or refrain from taking) any actions necessary to cause the REIT to qualify as a real estate investment trust for federal income tax purposes until the earlier of (a) December 31, 2022, and (b) the dissolution of the REIT (which shall in no event occur until at least one Business Day following Closing); and (ii) not designate any payment, distribution, or dividend made by the REIT on or prior to the Closing Date as a “capital gain dividend” within the meaning of Code Section 857(b)(3)(C). Without limiting the foregoing, Purchaser represents and warrants to Seller that Purchaser is not an individual for the purposes of Code Section 542(a)(2) (determined after taking into account Code Section 856(h)(3)(A)) an (“Individual”) and no Individual is treated as the owner, either directly, indirectly or constructively through the application of Section 544 of the Code (as modified by Code Section 856(h)(1)(B)), of more than 9.8% of the number or value of the outstanding equity interests in Purchaser. Purchaser shall indemnify, defend, and hold Seller harmless, on an after Tax basis, from and against all demands and Claims made by any person or entity or taxing authority with respect to or resulting from any breach by Purchaser of its covenant and agreement under this Section 7.7 and Purchaser shall reimburse Seller, on an after Tax basis, for all reasonable attorneys’ fees incurred or that may be incurred as a result of any such Claims or demands as well as for all Losses, verdicts, judgments, settlements, Tax liability, interest, costs and other expenses incurred or that may be incurred by Seller or its partners or affiliates as a result of any such breach by Purchaser. This Section 7.7 shall survive the Closing.
7.8Litigation; Violations. Seller shall promptly notify Purchaser of any litigation, arbitration, proceeding, or administrative hearing (including condemnation) before any governmental authority that Seller gains knowledge of, which affects Seller, the Targets or the Property which is instituted after the Effective Date and which, if adversely determined, could materially adversely affect (i) Seller’s ability to consummate the transactions contemplated by this Contract, (ii) Purchaser in connection with its ownership of the Targets or (iii) the use, value or operation of the Property. Seller shall promptly deliver to Purchaser after receipt thereof copies of any written notices of alleged violations or other material written notices regarding the Property (including any material default under any Property Contract) received by Seller or any of the Targets.
Article VIII
CONDITIONS PRECEDENT TO CLOSING
8.1Purchaser’s Conditions to Closing. Purchaser’s obligation to close under this Contract shall be subject to and conditioned upon the fulfillment of the following conditions precedent:
8.1.1All of the documents required to be delivered by Seller to Purchaser at the Closing pursuant to Section 5.2 shall have been delivered;
8.1.2The (a) Fundamental Representations and the Tax Representations shall be true and correct in all respects as of the Closing Date, and (b) the Seller’s Representations (other than the Fundamental Representations and the Tax Representations) shall be true and correct in all material respects as of the Closing Date (other than (x) where Purchaser had actual knowledge that such Seller Representation was not true and correct upon Purchaser’s execution and delivery of this Contract, or (y) where the failure of the Seller’s Representations to be true in all material respects as of the Closing Date results from changed facts, conditions, circumstances, or acts or omissions which are (i) expressly permitted pursuant to the terms of this Contract, (ii) covered separately under Articles XI or XII herein, (iii) the acts or omissions of Purchaser, Tenant, or any affiliate of either Purchaser or Tenant, or (iv) defaults by any party other than the Property Owner under the Property Contracts or Lease);
8.1.3Seller shall have complied with, fulfilled and performed in all material respects each of the covenants, terms and conditions to be complied with, fulfilled or performed by Seller hereunder;
8.1.4There shall not be pending any litigation or, to the knowledge of either Purchaser or Seller, any threatened litigation, which, if determined adversely, would restrain the consummation of any of the transactions contemplated by this Contract or declare illegal, invalid or nonbinding any of the covenants or obligations of the Seller;
8.1.5Neither Seller nor any Target shall be a debtor in any bankruptcy proceeding nor shall Seller or any Target have been a debtor in any bankruptcy proceeding; and

8.1.6All conditions to the obligations of “Seller” and “Purchaser” under the iStar Contract to close on the purchase and sale of the Transferred REIT Interests (iStar) shall have been satisfied.
Notwithstanding anything to the contrary, there are no other conditions to Purchaser’s obligation to close except as expressly set forth in this Section 8.1. If any condition set forth in Section 8.1.5 is not met with respect to Seller, Purchaser may (a) waive any of the foregoing conditions and proceed to Closing on the Closing Date with no offset or deduction from the Purchase Price, or (b) terminate this Contract by delivering written notice to Seller to that effect, in which case this Contract shall terminate and be of no further force and effect subject to and except for the Surviving Provisions. Notwithstanding the foregoing, in the event that the failure of any such condition precedent is a result of a default or breach by Seller, Purchaser shall also be entitled to exercise its remedies pursuant to Section 10.2 below.
8.2Seller’s Conditions to Closing. Without limiting any of the rights of Seller elsewhere provided for in this Contract, Seller’s obligation to close with respect to the conveyance of the Transferred REIT Interests (UTI) under this Contract shall be subject to and conditioned upon the fulfillment of the following conditions precedent:
8.2.1All of the documents and funds required to be delivered by Purchaser to Seller at the Closing pursuant to the terms and conditions hereof shall have been delivered;
8.2.2Each of the representations and warranties of Purchaser contained herein shall be true in all material respects as of the Closing Date;
8.2.3Purchaser shall have complied with, fulfilled and performed in all material respects each of the covenants, terms and conditions to be complied with, fulfilled or performed by Purchaser hereunder;
8.2.4There shall not be pending any litigation or, to the knowledge of either Purchaser or Seller, any threatened litigation, which, if determined adversely, would restrain the consummation of any of the transactions contemplated by this Contract or declare illegal, invalid or nonbinding any of the covenants or obligations of the Purchaser; and
8.2.5In the event the transfer of the Transferred REIT Interests (UTI) from Seller to Purchaser is approved by the Existing Mortgage Lender, the Existing Mortgage Lender shall have provided written confirmation of release of Seller and any affiliate of Seller from any and all obligations with respect to the Existing Mortgage Financing, including, without limitation, any guaranties and environmental indemnities provided by Seller and any affiliate of Seller; and
8.2.6All conditions to the obligations of “Seller” and “Purchaser” under the iStar Contract to close on the purchase and sale of the Transferred REIT Interests (iStar) shall have been satisfied.
If any of the foregoing conditions to Seller’s obligation to close with respect to the conveyance of the Transferred REIT Interests (UTI) under this Contract are not met, Seller may (a) waive any of the foregoing conditions and proceed to Closing on the Closing Date, or (b) terminate this Contract by providing written notice thereof to Purchaser, and, if such failure (I) does not constitute a material default by Purchaser, then this Contract shall terminate and be of no further force and effect subject to and except for the Surviving Provisions, or (II) does constitute a material default by Purchaser, then Seller may exercise any of Seller’s remedies under Section 10.1.

Article IX
BROKERAGE
9.1Indemnity. Seller represents and warrants to Purchaser that Seller is represented by only Eastdil Secured, L.L.C. (“Broker”) in connection with this Contract and that Seller is solely responsible for any commissions or finder’s fees relating to the engagement of Broker and Broker’s services pursuant thereto. Purchaser represents and warrants to Seller that Purchaser is not represented by any broker in connection with this Contract. Seller and Purchaser each represents and warrants to the other that, other than Broker, it has not dealt with or utilized the services of any other real estate broker, sales person or finder in connection with this Contract, and each party agrees to indemnify, hold harmless, and, if requested in the sole and absolute discretion of the indemnitee, defend (with counsel approved by the indemnitee) the other party from and against all Losses relating to brokerage commissions and finder’s fees arising from or attributable to the acts or omissions of the indemnifying party, which obligation shall survive the Closing.
9.2Broker Commission. If, as and when the Closing occurs, Seller agrees to pay Broker a commission according to the terms of a separate contract. Broker shall not be deemed a party or third party beneficiary of this Contract.
Article X
DEFAULTS AND REMEDIES
10.1Purchaser Default. As long as Seller is not then in material default of its covenants and obligations hereunder, if Purchaser, prior to Closing, defaults in its obligations hereunder to (a) deliver to Seller the deliveries specified under Section 5.3 by Closing, or (b) deliver the Purchase Price at the time required by Section 2.2.3 and close on the purchase of the Transferred REIT Interests (UTI) on the Closing Date, then, immediately and without the right to receive notice or to cure pursuant to Section 2.3.3, as Seller’s sole and exclusive remedy, neither party shall be obligated to proceed with the purchase and sale of the Transferred REIT Interests (UTI) and neither party shall have any further rights, obligations or liabilities hereunder except for the Surviving Provisions. If Purchaser, prior to Closing, defaults in any material respect under any of its other representations, warranties or obligations under this Contract, and such default continues for more than ten (10) days after written notice from Seller, then, as Seller’s sole and exclusive remedy, neither party shall be obligated to proceed with the purchase and sale of the Transferred REIT Interests (UTI) and neither party shall have any further rights, obligations or liabilities hereunder except for the Surviving Provisions.
10.2 Seller Default. As long as Purchaser is not then in material default of its covenants and obligations hereunder if Seller, prior to the Closing, materially defaults in its covenants or obligations under this Contract, and such material default continues for more than ten (10) days after written notice from Purchaser (it being acknowledged, however, that no such cure period shall be applicable to a default by Seller to deliver to Purchaser the deliveries specified under section 5.2 by Closing or sell the Transferred REIT Interests (UTI) as required by this Contract on the Closing Date), then, at Purchaser’s election and as Purchaser’s sole and exclusive remedy, either (a) subject to the conditions below, Purchaser may seek specific performance of Seller’s obligations under this Contract, including, without limitation, to deliver the Transferred REIT Interests (UTI) Assignment pursuant to this Contract (but not damages) or (b) Purchaser may deliver written notice to Seller of Purchaser’s decision to terminate this Contract, in which case this Contract shall terminate and be of no further force and effect subject to and except for the Surviving Provisions. If Purchaser elects to seek specific performance in accordance with clause (a) in the immediately preceding sentence and subsequently receives a final judgement that such remedy is unavailable due to an act of Seller, Seller shall reimburse

Purchaser (within ten (10) days of Seller’s receipt of Purchaser’s written notice and evidence of such costs) the actual out-of-pocket costs and expenses (including without limitation attorneys’ and consultants’ fees) incurred by Purchaser in connection with this Contract and/or the transaction contemplated hereby up to a maximum reimbursement of such out-of-pocket costs of $250,000 in the aggregate. Purchaser may seek specific performance of Seller’s obligations under this Contract only if, as a condition precedent to initiating such litigation for specific performance, Purchaser first shall (i) deliver all Closing deliveries (other than the Purchase Price) to Escrow Agent in accordance with the requirements of this Contract, including, without limitation, Section 2.2.35.3; (ii) not otherwise be in material default under this Contract; and (iii) file suit therefor with the court on or before ninety (90) days after the delivery of all Purchaser Closing deliveries (other than the Purchase Price) to Escrow Agent in accordance with the requirements of this Contract, including, without limitation, and Section 5.3; if Purchaser fails to file an action for specific performance within ninety (90) days after the Closing Date, then Purchaser shall be deemed to have elected to terminate the Contract in accordance with Section 10.2(b) above.
SELLER AND PURCHASER FURTHER AGREE THAT THIS SECTION 10.2 IS INTENDED TO AND DOES LIMIT THE AMOUNT OF DAMAGES DUE PURCHASER AND THE REMEDIES AVAILABLE TO PURCHASER, AND SHALL BE PURCHASER’S EXCLUSIVE REMEDY AGAINST SELLER, BOTH AT LAW AND IN EQUITY ARISING FROM OR RELATED TO A BREACH BY SELLER OF ITS REPRESENTATIONS, WARRANTIES OR COVENANTS PRIOR TO CLOSING OR ITS OBLIGATION TO CONSUMMATE THE TRANSACTIONS CONTEMPLATED BY THIS CONTRACT PRIOR TO CLOSING. THE IMMEDIATELY PRECEDING SENTENCE SHALL SURVIVE THE TERMINATION OF THIS CONTRACT. UNDER NO CIRCUMSTANCES MAY SELLER OR PURCHASER SEEK OR BE ENTITLED TO RECOVER ANY SPECIAL, CONSEQUENTIAL, PUNITIVE, SPECULATIVE OR INDIRECT DAMAGES, ALL OF WHICH SELLER AND PURCHASER SPECIFICALLY WAIVES, FROM THE OTHER FOR ANY BREACH BY SELLER AND PURCHASER, OF THEIR RESPECTIVE REPRESENTATIONS, WARRANTIES OR COVENANTS OR ITS OBLIGATIONS UNDER THIS CONTRACT. THE IMMEDIATELY PRECEDING SENTENCE SHALL SURVIVE THE CLOSING OR THE EARLIER TERMINATION OF THIS CONTRACT. PURCHASER SPECIFICALLY WAIVES THE RIGHT TO FILE ANY LIS PENDENS OR ANY LIEN AGAINST THE PROPERTY UNLESS AND UNTIL IT HAS IRREVOCABLY ELECTED TO SEEK SPECIFIC PERFORMANCE OF THIS CONTRACT AND HAS FILED AND IS DILIGENTLY PURSUING AN ACTION SEEKING SUCH REMEDY. NOTHING IN THIS SECTION 10.2 IS INTENDED TO LIMIT SELLER’S OBLIGATIONS OR LIABILITIES UNDER SECTIONS 6.2, 7.6 OR 7.7 HEREUNDER.
Article XI
RISK OF LOSS OR CASUALTY
11.1No Termination Right. Purchaser and Seller hereby acknowledge that Purchaser shall have no right to terminate this Contract as a result of damage or destruction sustained by the Property by any cause and to any extent.

Article XII
EMINENT DOMAIN
12.1No Termination Right. Purchaser and Seller hereby acknowledge that Purchaser shall have no right to terminate this Contract as a result of an acquisition of any portion of the

Property by any governmental agency by the powers of eminent domain or transfer in lieu thereof.
Article XIII
MISCELLANEOUS
13.1Binding Effect of Contract. This Contract shall not be binding on any party until executed by Purchaser and all Seller. The Escrow Agent’s execution of this Contract shall not be a prerequisite to its effectiveness. Subject to Section 13.3, this Contract shall be binding upon and inure to the benefit of Seller and Purchaser, and their respective successors and permitted assigns.
13.2Exhibits and Schedules. All Exhibits and Schedules, whether or not annexed hereto, are a part of this Contract for all purposes.
13.3Assignability. This Contract is not assignable by Purchaser without first obtaining the prior written approval of Seller and is not assignable by Seller without first obtaining the prior written approval of Purchaser. Notwithstanding the foregoing, Purchaser may assign this Contract, without first obtaining the prior written approval of Seller, to facilitate the acquisition of the Transferred REIT Interests (UTI) by a separate entity formed by Purchaser or other affiliate of Purchaser, so long as (a) Purchaser is an affiliate of the purchasing entity, (b) Purchaser is not released from its liability hereunder, and (c) Purchaser provides written notice to Seller of any proposed assignment no later than five (5) days prior to the Closing Date. As used herein, an affiliate is a person or entity controlled by, under common control with, or controlling another person or entity. Any transfer after the date hereof of a majority of the stock, partnership interests, membership interests or other beneficial interests of Purchaser, whether in a single transaction or in a series of transactions, without obtaining the prior written consent of Seller, shall be deemed a prohibited assignment by Purchaser of its interest hereunder. No transfer or assignment by Purchaser in violation of the provisions hereof shall be valid or enforceable.
13.4Captions. The captions, headings, and arrangements used in this Contract are for convenience only and do not in any way affect, limit, amplify, or modify the terms and provisions hereof.
13.5Number and Gender of Words. Whenever herein the singular number is used, the same shall include the plural where appropriate, and words of any gender shall include each other gender where appropriate.
13.6Notices. All notices, demands, requests, consents, approvals and other communications required or permitted hereunder shall be in writing, and shall be (a) personally delivered with a written receipt of delivery; (b) sent by a nationally-recognized overnight delivery service requiring a written acknowledgement of receipt or providing a certification of delivery or attempted delivery; (c) sent by certified or registered mail, return receipt requested; or (d) electronic delivery. All notices shall be deemed effective when actually delivered as documented in a delivery receipt; provided, however, that if the notice was sent by overnight courier or mail as aforesaid and is affirmatively refused or cannot be delivered during customary business hours by reason of the absence of a signatory to acknowledge receipt, or by reason of a change of address with respect to which the addressor did not have either knowledge or written notice delivered in accordance with this paragraph, then the first attempted delivery shall be deemed to constitute delivery. Notices given by counsel to a party shall be deemed given by such party. Each party shall be entitled to change its address for notices from time to time by delivering to the other party notice thereof in the manner herein provided for the delivery of notices. All notices shall be sent to the addressee at its address set forth following its name below:
To Purchaser:
Universal Technical Institute Ventures, LLC
4225 E. Windrose Drive
Suite 200
Phoenix, AZ 85032
Attention: Legal

With a copy to:
DLA Piper LLP (US)
2525 East Camelback Road, Suite 1000
Phoenix, Arizona 85016
Attention: David P. Lewis
Email: david.lewis@us.dlapiper.com
To Seller:
c/o iStar Inc.
1114 Avenue of the Americas, 38th Floor
New York, New York 10036
Attention: Doug Heitner
E-mail: dheitner@istar.com

With a copy to:

c/o iStar Inc.
3480 Preston Ridge Road
Suite 575
Alpharetta, GA 30005
Attention: Matt Ballinger
E-mail: mballinger@istar.com

With a copy to:

Katten Muchin Rosenman LLP
525 West Monroe Street
Chicago, Illinois 60661
Attention: Jason Vismantas
Email: jason.vismantas@katten.com

Any notice required hereunder to be delivered to the Escrow Agent shall be delivered in accordance with above provisions as follows:
Chicago Title Insurance Company
711 Third Avenue, Suite 800
New York, NY 10017
Attention: John Caruso
Telephone: (212) 800-1221

Email Address: john.caruso@ctt.com

Unless specifically required to be delivered to the Escrow Agent pursuant to the terms of this Contract, no notice hereunder must be delivered to the Escrow Agent in order to be effective so long as it is delivered to the other party in accordance with the above provisions.
13.7Governing Law and Venue. The laws of the State of Delaware shall govern the validity, construction, enforcement, and interpretation of this Contract. All claims, disputes and other matters in question arising out of or relating to this Contract, or the breach thereof, shall be decided by proceedings instituted and litigated in a court of competent jurisdiction in the State of Illinois.
13.8Entire Agreement. This Contract and the documents, instrument and certificates executed and delivered by the parties hereto at Closing embody the entire agreement between the parties hereto concerning the subject matter hereof and supersedes all prior conversations, proposals, negotiations, understandings and contracts, whether written or oral.
13.9Amendments. This Contract shall not be amended, altered, changed, modified, supplemented or rescinded in any manner except by a written contract executed by all of the parties; provided, however, that, the signature of the Escrow Agent shall not be required as to any amendment of this Contract other than an amendment of Section 2.3.
13.10Severability. In the event that any part of this Contract shall be held to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be reformed, and enforced to the maximum extent permitted by law. If such provision cannot be reformed, it shall be severed from this Contract and the remaining portions of this Contract shall be valid and enforceable.
13.11Multiple Counterparts/Facsimile Signatures. This Contract may be executed in a number of identical counterparts. This Contract may be executed by facsimile signatures or electronic delivery of signatures which shall be binding on the parties hereto, with original signatures to be delivered as soon as reasonably practical thereafter.
13.12Construction. No provision of this Contract shall be construed in favor of, or against, any particular party by reason of any presumption with respect to the drafting of this Contract; both parties, being represented by counsel, having fully participated in the negotiation of this instrument.
13.13Confidentiality. Each of Seller and Purchaser acknowledges that all information and material obtained by Purchaser in connection with its investigation of the Interests, the Targets and the Property and the terms and conditions of this Contract and the existence of the transactions contemplated by this Contract (collectively, the “Confidential Information”) are strictly confidential. Each of Seller and Purchaser may disclose the Confidential Information only to its affiliates, actual and potential investment and/or operating partners, providers of equity, title insurers, financial advisors, potential lenders and lenders (and rating agencies, if necessary), brokers, accountants and attorneys (“Permitted Recipients”) who are directly involved in the transactions contemplated by this Contract and who have been notified of the confidential nature of the Confidential Information. Neither party nor any of its Permitted Recipient shall disclose the Confidential Information to any other person or party. Nothing contained herein shall prohibit disclosure of any Confidential Information as required by applicable law, rule, regulation or legal, administrative, judicial process (including any requested disclosure by any regulatory or supervisory authority). In permitting Purchaser and its Permitted

Recipients to review any Confidential Information, Seller has not waived any privilege or claim of confidentiality with respect thereto, and no third-party benefits or relationships of any kind, either express or implied, have been offered, intended or created. Seller shall have the right to pursue all of its rights and remedies available to Seller, at law and/or in equity, as a result of any breach by Purchaser or any of its permitted recipients of the Confidentiality Agreement, dated as of November 17, 2015, and Purchaser shall be responsible to Seller for any such breach of the Confidentiality Agreement. Notwithstanding anything in the foregoing to the contrary, except to the extent required by applicable law, rule, regulation or legal, administrative, judicial process (including any requested disclosure by any regulatory or supervisory authority), neither Purchaser nor Seller shall issue any press release or otherwise permit any public announcement disclosing the terms of the sale, naming the other party or any of its affiliates as having any involvement in the transaction, without the other party’s prior written consent, which consent shall not be unreasonably withheld.
13.14Time of the Essence. It is expressly agreed by the parties hereto that time is of the essence with respect to this Contract and any aspect thereof.
13.15Waiver. No delay or omission to exercise any right or power accruing upon any default, omission, or failure of performance hereunder shall impair any right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. No waiver, amendment, release, or modification of this Contract shall be established by conduct, custom, or course of dealing and all waivers must be in writing and signed by the waiving party.
13.16Attorneys’ Fees. In the event either party hereto commences litigation or arbitration against the other to enforce its rights hereunder, the prevailing party in such litigation shall recover from the other party its reasonable attorneys’ fees and expenses incidental to such litigation and arbitration, including the cost of in-house counsel and any appeals. Nothing in this Contract shall create in favor of any party hereto (and nothing in this Contract shall be deemed to create in favor of any party hereto) the right to commence any arbitration proceeding in connection with, or as a result of any matter or dispute arising under, this Contract.
13.17Time Zone/Time Periods. Any reference in this Contract to a specific time shall refer to Pacific Time. Should the last day of a time period fall on a weekend or legal holiday, the next Business Day thereafter shall be considered the end of the time period.
13.18No Personal Liability of Officers, Trustees or Directors of Seller’s Partners. Purchaser acknowledges that this Contract is entered into by Seller, and Purchaser agrees that none of Seller’s Indemnified Parties shall have any personal liability under this Contract or any document executed in connection with the transactions contemplated by this Contract. Seller acknowledges that this Contract is entered into by Purchaser, and Seller agrees that none of Purchaser’s direct or indirect affiliates, partners, members, managers, shareholders, officers, directors, employees, trustees, counsel, representatives or agents shall have any personal liability under this Contract or any document executed in connection with the transactions contemplated by this Contract.
13.19[Omitted]
13.20ADA Disclosure. Without limiting Seller’s Representations, Purchaser acknowledges that the Property may be subject to the federal Americans With Disabilities Act (the “ADA”). The ADA requires, among other matters, that tenants and/or owners of “public accommodations” remove barriers in order to make a property accessible to disabled persons and provide auxiliary aids and services for hearing, vision or speech impaired persons. Without limiting Seller’s Representations, Seller make no warranty, representation or guarantee of any type or kind with respect to the Property’s compliance with the ADA (or any similar state or local law), and Seller expressly disclaim any such representations.
13.21No Recording. Purchaser shall not cause or allow this Contract or any contract or other document related hereto, nor any memorandum or other evidence hereof, to be recorded or become a public record without Seller’s prior written consent, which consent may be withheld at Seller’s sole discretion. If Purchaser records this Contract or any other memorandum or evidence thereof, Purchaser shall be in default of its obligations under this Contract, and Purchaser shall be solely responsible for any transfer or recordation Taxes incurred as a result thereof. Purchaser hereby appoints Seller and the Targets as Purchaser’s attorney-in-fact to prepare and record any documents necessary to effect the nullification and release of the Contract or other memorandum or evidence thereof from the public records. This appointment shall be coupled with an interest and irrevocable. The foregoing prohibitions shall not preclude the recording or filing of a lis pendens by Purchaser in accordance with Section 10.2 above.
13.22[Omitted].
13.23Relationship of Parties. Purchaser and Seller acknowledge and agree that the relationship established between the parties pursuant to this Contract is only that of a seller and a purchaser of property. Neither Purchaser nor any Seller is, nor shall either hold itself out to be, the agent, employee, joint venturer or partner of the other party.
13.24Waiver of Trial by Jury. THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ALL RIGHTS TO A TRIAL BY JURY IN CONNECTION WITH ANY LITIGATION ARISING OUT OF THIS CONTRACT.
13.25Seller Marks. Purchaser agrees that Seller or any of its respective affiliates, are the sole owners of all right, title and interest in and to the Seller Marks (or have the right to use such Seller Marks pursuant to license agreements with third parties) and that no right, title or interest in or to the Seller Marks is granted, transferred, assigned or conveyed as a result of this Contract. Purchaser further agrees that Purchaser will not use the Seller Marks for any purpose.
13.26[Omitted].
13.27Further Assurances. Following the Closing, each of the parties hereto shall, and shall cause their respective affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Contract.
13.28Survival. Except for (a) all of the provisions of this Article XIII; (b) Sections 2.3, 5.4, 5.5, 6.1, 6.2, 6.3, 6.5, 7.6 and 9.1; and (c) any other provisions in this Contract, that by their express terms survive the Closing (the foregoing (a), (b) and (c) are referred to herein as the “Surviving Provisions”), none of the terms and provisions of this Contract shall survive the Closing, and all of the terms and provisions of this Contract (other than the Surviving Provisions, which shall survive the Closing) shall be merged into the Closing documents and shall not survive the Closing and no party hereto shall have any liability hereunder after the Closing in respect of such provisions that do not survive the Closing.
13.29Multiple Purchasers. As used in this Contract, the term “Purchaser” means all entities acquiring any of the Common REIT Interests at the Closing, including, without limitation, any assignee(s) of the original Purchaser pursuant to Section 13.3 of this Contract. In the event that “Purchaser” has any obligations or makes any covenants, representations or warranties under this Contract, the same shall be made jointly and severally by all entities being a Purchaser hereunder.
13.30Incorporation of Recitals, Exhibits and Schedules. The recitals to this Contract, and all exhibits and schedules (as amended, modified and supplemented from time to time pursuant to Section 13.31) referred to in this Contract are incorporated herein by such reference and made a part of this Contract. Any matter disclosed in any schedule to this Contract shall be deemed to be incorporated in all other schedules to this Contract.
13.31Updates of Schedules. Seller shall have the right to amend and supplement any schedule, or provide a new schedule, to this Contract from time to time without Purchaser’s consent to the extent that (i) such schedule needs to be amended, supplemented, or provided to maintain the truth or accuracy of the applicable Seller’s Representation or the information disclosed therein, and (ii) such Seller did not have knowledge as of the Effective Date of the matter being disclosed in such amendment, supplement, or new schedule provided, however, that any amendment or supplement to the schedules to this Contract shall have no effect for the purposes of determining whether the condition in Section 8.1.2 has been satisfied, but shall have effect only for the purposes of limiting the defense and indemnification obligations of the Seller for the inaccuracy or untruth of the representation or warranty qualified by such amendment or supplement following the Closing in the event Purchaser does not exercise its right to terminate this Contract. In addition, nothing shall be deemed to limit Purchaser’s rights hereunder in the event the amendment or supplement to the schedules is a result of a default in Seller’s covenants and obligations hereunder.
13.32Not an Offer. The delivery by Seller of this Contract shall not constitute an offer to sell the Interests, the Targets or the Property, and Seller shall have no obligation to sell the Common REIT Interests to Purchaser, unless and until Purchaser and Seller have each executed and delivered this Contract to the other party.

[Remainder of Page Intentionally Left Blank;
Signature Page Follows]

NOW, THEREFORE, the parties hereto have executed this Contract as of the date first set forth above.
Seller:
    iSTAR NET LEASE I LLC,
    a Delaware limited liability company

By:    _______________________
Name:    Catherine Tenney
Title:    Senior Vice President

    Purchaser:

UNIVERSAL TECHNICAL INSTITUTE VENTURES, LLC,
a Delaware limited liability company

By: Universal Technical Institute, Inc.
Its: Sole Member

By:    _______________________
Name:    Troy Anderson
Title:    Vice President and Chief Financial Officer
Purchaser’s Tax Identification Number/Social Security Number:
46-0984124
Purchase and Sale Contract

ESCROW AGENT SIGNATURE PAGE
The undersigned executes the Contract to which this signature page is attached for the purpose of agreeing to the provisions of Section 2.3 of the Contract, and hereby designates ___________________________________ as the escrow number assigned to this escrow.
ESCROW AGENT:
CHICAGO TITLE INSURANCE COMPANY

By:    _______________________
Name:    _______________________
Title:    _______________________
Purchase and Sale Contract

Joinder to Purchase and Sale Contract

To further induce Purchaser to enter into this Contract, the undersigned, iStar Inc., a Delaware corporation, has executed this Joinder to Purchase and Sale Contract solely to evidence its undertaking of Seller’s post-closing liability, subject to any and all limitations and qualifications for such liability contained herein including, for (i) a breach of Seller’s representations contained in Section 6.1, and (ii) indemnification obligations contained in Section 7.6.6. The undersigned acknowledges that it will receive substantial economic and other benefits from the execution and delivery of this Contract by Seller and the consummation of the transactions contemplated by this Contract.

iStar Inc.,
a Delaware corporation

By:     ______________________
Name:    Catherine Tenney
Title:    Senior Vice President

Joinder to Purchase and Sale Contract

SCHEDULE A

TRANSACTION INFORMATION SCHEDULE

NAME OF PROPERTY AND ADDRESS	STATE OF FORMATION OF SELLER	PURCHASE PRICE
2611 Corporate Drive, Lisle, IL 60532	Delaware	$19,843,714.00

Schedule A

SCHEDULE B

LEASE

Lease Agreement by and between 2611 Corporate West Drive Venture LLC, as “Landlord”, and U.T.I. of Illinois, Inc., as “Tenant”, dated as of August 22, 2012.

Schedule B

Schedule 6.1.4

Property Contracts

1.REIT Servicing Agreement

Schedule 6.1.4

Schedule 6.1.13.3
Tax Contests & Liens

None.
Schedule 6.1.4

EXHIBIT A
LEGAL DESCRIPTION OF THE PROPERTY
Parcel 1:

Lot 1 in Corporate West Unit 3 Resubdivision, being a subdivision of Lots 1 through 4 inclusive, in Corporate West Unit Three, being a subdivision of parts of Sections 4 and 9, Township 38 North, Range 10, East of the Third Principal Meridian, according to the plat thereof recorded on February 5, 2013 in the Recorder’s Office of Du Page County, Illinois as document number R2013-019199.

Parcel 2:

Easement for ingress and egress as contained on Plat of Subdivision recorded as document R76-92672 and as contained in Conditions, Covenants, Restrictions, Reservations, Grants And Easements dated June 1, 1977 and recorded July 14, 1977 as document R77-58394.

Tax Parcel Number: 08-04-101-019

Property Address: 2611 Corporate West Drive, Lisle, IL 60532

Exhibit A

EXHIBIT B
FORM OF ASSIGNMENT OF COMMON REIT INTERESTS
This Assignment of Common REIT Interests (this “Assignment”) is executed by iStar Net Lease I LLC, a Delaware limited liability company, whose address is c/o iStar Inc., 1114 Avenue of the Americas, 38th Floor, New York, New York 10036 (“Assignor”), in favor of Universal Technical Institute Ventures, LLC, a Delaware limited liability company (“Assignee”), as of ____________, 2022 (the “Effective Date”).
WHEREAS, Assignor owns one hundred percent (100%) of the Class A Common Shares (the “Common REIT Interests”) in 2611 CWD Net Lease I REIT, a Maryland statutory trust (the “REIT”); and
WHEREAS, Assignor and Assignee are parties to that certain Purchase and Sale Contract, dated February 4, 2022 (the “Contract”) whereby Assignor has agreed to assign, and Assignee has agreed to assume, Forty-Seven and One-Half Percent (47.5%) of the Common REIT Interests (the “Subject Interests”). Any capitalized term used, but not otherwise defined herein, shall have the meaning set forth in the Contract.
FOR VALUE RECEIVED, Assignor hereby (a) assigns, transfers and sets forth to Assignee, the Subject Interests, subject to the Entity Exceptions, (b) irrevocably constitutes and appoints the REIT to transfer the Subject Interests in such manner on the books of the REIT with full power of substitution in the premises, and (c) without limiting the terms and provisions of the Contract with respect to the Excluded Property, directs that all future distributions, dividends and other payments on account of the Subject Interests to be paid to Assignee; provided, however, notwithstanding anything in this Assignment to the contrary, Assignor shall retain all rights of “Investor” pursuant to Section 9.5 and Section 9.7 of the Property Owner LLC Agreement to the extent relating to the 2021 and 2022 tax years, together with all rights to indemnification related thereto pursuant to Section 4.6(a) of the Property Owner LLC Agreement.
Assignors and Assignee each agree to execute and deliver such further instruments and do such further acts and things as may be reasonably required or useful to carry out the intent and purpose of this Assignment and as are not inconsistent with the terms hereof.
This Assignment may be executed in one or more counterparts, including by means of facsimile copy, or via electronic mail in a PDF document. Any such facsimile copy or PDF copy shall be deemed an original copy of this Assignment.
If any action or proceeding is commenced by either party to enforce its rights under this Assignment, the prevailing party in such action or proceeding shall be awarded all reasonable costs and expenses incurred in such action or proceeding, including reasonable attorneys’ fees and costs (including the cost of in-house counsel and appeals), in addition to any other relief awarded by the court.
This Assignment shall be governed by and interpreted in accordance with the laws of the State of Delaware.
This Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
Assignor’s liability hereunder shall be subject to all time, dollar and other limitations on Assignor’s liability set forth in the Contract.
Exhibit C

WITH RESPECT TO ALL MATTERS SOLD, ASSIGNED, TRANSFERRED AND CONVEYED PURSUANT HERETO, WHETHER TANGIBLE OR INTANGIBLE, PERSONAL OR REAL, EXCEPT FOR THE SELLER’S REPRESENTATIONS (ALL OF WHICH ARE SUBJECT TO ALL TIME, DOLLAR AND OTHER LIMITATIONS ON ASSIGNOR’S LIABILITY SET FORTH IN THE CONTRACT), SUCH MATTERS ARE HEREBY SOLD, ASSIGNED, TRANSFERRED AND CONVEYED TO ASSIGNEE ON AN “AS IS”, “WHERE IS”, “WITH ALL FAULTS” BASIS, WITHOUT ANY REPRESENTATION, WARRANTY, GUARANTY, PROMISE, PROJECTION OR PREDICTION WHATSOEVER WITH RESPECT TO SUCH MATTERS, WHETHER ORAL OR WRITTEN, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW OR UNDER THE UNIFORM COMMERCIAL CODE, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.
[Remainder of Page Intentionally Left Blank;
Signature Page Follows]
Exhibit C

IN WITNESS WHEREOF, the undersigned has executed this Assignment of Common REIT Interests as of the day and year first written above.
Assignor:
    iSTAR NET LEASE I LLC,
    a Delaware limited liability company

By:    _______________________
Name:    Catherine Tenney
Title:    Senior Vice President

    Assignee:

UNIVERSAL TECHNICAL INSTITUTE VENTURES, LLC,
a Delaware limited liability company

By: Universal Technical Institute, Inc.
Its: Sole Member

By:    _______________________
Name:    Troy Anderson
Title:    Vice President and Chief Financial Officer

Exhibit C

EXHIBIT C

LEGAL OPINION

[See attached]
Exhibit C

EXHIBIT D
FORM OF FIRPTA CERTIFICATE

Transferor’s Certification of Non-Foreign Status
To inform Universal Technical Institute Ventures, LLC, a Delaware limited liability company (“Transferee”), that withholding of tax under Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”), will not be required upon the transfer of an interest in certain real property to Transferee by iStar Net Lease I LLC, a Delaware limited liability company (“Transferor”), the undersigned hereby certifies the following on behalf of Transferor:
1. Transferor is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code and the Income Tax Regulations promulgated thereunder);
2. Transferor’s U.S. employer identification number is ______________; and
3. Transferor’s office address is: ________________________________.

Transferor understands that this Certification may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.
Under penalty of perjury I declare that I have examined this Certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Transferor.
Dated:           , 2022.
iSTAR NET LEASE I LLC,
a Delaware limited liability company
By:    _________________________________
Name:    Catherine Tenney
Title:    Senior Vice President

Exhibit D

EXHIBIT E
FORM OF PROPERTY OWNER LLC AGREEMENT AMENDMENT
[attached]

Exhibit E